[This Prospectus Supplement was erroneously filed under Registration
No. 333-34545 on September 16, 1997. The correct Registration No.
is 333-31285.]
                                          FILED PURSUANT TO RULE 424(b)2
                                           REGISTRATION NO. 333-31285
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 23, 1997)
                                  $88,589,000

                                     [LOGO]
                           1997-3 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 1997-3
                             ---------------------

    EACH PASS THROUGH CERTIFICATE (COLLECTIVELY, THE "CERTIFICATES") WILL REPRESENT A FRACTIONAL UNDIVIDED INTEREST IN ONE OF THE THREE CONTINENTAL AIRLINES 1997-3 PASS THROUGH TRUSTS (THE "CLASS A TRUST", THE "CLASS B TRUST" AND THE "CLASS C TRUST", AND, COLLECTIVELY, THE "TRUSTS") TO BE FORMED PURSUANT TO A PASS THROUGH TRUST AGREEMENT (THE "BASIC AGREEMENT") AND THREE SEPARATE SUPPLEMENTS THERETO (EACH, A "TRUST SUPPLEMENT" AND, TOGETHER WITH THE BASIC AGREEMENT, COLLECTIVELY, THE "PASS THROUGH TRUST AGREEMENTS") RELATING TO SUCH TRUSTS BETWEEN CONTINENTAL AIRLINES, INC. ("CONTINENTAL" OR THE "COMPANY") AND WILMINGTON TRUST COMPANY (THE "TRUSTEE"), AS TRUSTEE UNDER EACH TRUST. PURSUANT TO THE INTERCREDITOR AGREEMENT (AS DEFINED HEREIN), (I) THE CERTIFICATES OF THE CLASS B TRUST WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO THE CERTIFICATES OF THE CLASS A TRUST AND (II) THE CERTIFICATES OF THE CLASS C TRUST WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO THE CERTIFICATES OF THE CLASS B TRUST. PAYMENTS OF INTEREST ON THE CERTIFICATES TO BE ISSUED BY EACH TRUST WILL BE SUPPORTED BY A SEPARATE LIQUIDITY FACILITY FOR THE BENEFIT OF THE HOLDERS OF SUCH CERTIFICATES, EACH SUCH FACILITY TO BE PROVIDED INITIALLY BY ABN AMRO BANK N.V., ACTING THROUGH ITS CHICAGO BRANCH, IN AN AMOUNT SUFFICIENT TO PAY INTEREST THEREON AT THE APPLICABLE INTEREST RATE FOR SUCH CERTIFICATES ON UP TO SIX CONSECUTIVE QUARTERLY DISTRIBUTION DATES.
    THE PROPERTY OF THE TRUSTS WILL INCLUDE, AMONG OTHER THINGS, EQUIPMENT NOTES (THE "EQUIPMENT NOTES") TO BE ISSUED ON A NONRECOURSE BASIS BY THE TRUSTEES OF SEPARATE OWNER TRUSTS (EACH, AN "OWNER TRUSTEE") IN CONNECTION WITH NINE SEPARATE LEVERAGED LEASE TRANSACTIONS TO FINANCE A PORTION OF THE PURCHASE PRICE OF NINE EMBRAER EMB-145ER AIRCRAFT (COLLECTIVELY, THE "AIRCRAFT"), WHICH WILL BE LEASED TO CONTINENTAL. THE EQUIPMENT NOTES IN RESPECT OF EACH AIRCRAFT WILL BE ISSUED IN THREE SERIES (THE "SERIES A EQUIPMENT NOTES", THE "SERIES B EQUIPMENT NOTES" AND THE "SERIES C EQUIPMENT NOTES"). THE CLASS A TRUST, THE CLASS B TRUST AND THE CLASS C TRUST WILL PURCHASE THE SERIES OF EQUIPMENT NOTES ISSUED WITH RESPECT TO EACH AIRCRAFT THAT HAS AN INTEREST RATE EQUAL TO THE INTEREST RATE APPLICABLE TO THE CERTIFICATES TO BE ISSUED BY SUCH TRUST. THE MATURITY DATES OF THE EQUIPMENT NOTES ACQUIRED BY EACH TRUST WILL OCCUR ON OR BEFORE THE FINAL EXPECTED DISTRIBUTION DATE APPLICABLE TO THE CERTIFICATES ISSUED BY SUCH TRUST. THE EQUIPMENT NOTES ISSUED WITH RESPECT TO EACH AIRCRAFT WILL BE SECURED BY A SECURITY INTEREST IN SUCH AIRCRAFT AND BY AN ASSIGNMENT OF THE LEASE RELATING THERETO (EACH, A "LEASE"), INCLUDING THE RIGHT TO RECEIVE RENTALS PAYABLE IN RESPECT OF SUCH AIRCRAFT BY CONTINENTAL. ALTHOUGH NEITHER THE CERTIFICATES NOR THE EQUIPMENT NOTES ARE OBLIGATIONS OF, OR GUARANTEED BY, CONTINENTAL, THE AMOUNTS UNCONDITIONALLY PAYABLE BY CONTINENTAL FOR LEASE OF THE AIRCRAFT WILL BE SUFFICIENT TO PAY IN FULL WHEN DUE ALL AMOUNTS REQUIRED TO BE PAID ON THE EQUIPMENT NOTES HELD IN THE TRUSTS.
    ALL OF THE EQUIPMENT NOTES HELD IN EACH TRUST WILL ACCRUE INTEREST AT THE APPLICABLE RATE PER ANNUM FOR THE CERTIFICATES TO BE ISSUED BY SUCH TRUST, PAYABLE ON MARCH 24, JUNE 24, SEPTEMBER 24 AND DECEMBER 24 OF EACH YEAR, COMMENCING ON DECEMBER 24, 1997. SUCH INTEREST WILL BE DISTRIBUTED TO CERTIFICATEHOLDERS (AS DEFINED HEREIN) OF SUCH TRUST ON EACH SUCH DATE, SUBJECT TO THE INTERCREDITOR AGREEMENT. SEE "DESCRIPTION OF THE CERTIFICATES--GENERAL" AND "--PAYMENTS AND DISTRIBUTIONS".
    SCHEDULED PRINCIPAL PAYMENTS ON THE EQUIPMENT NOTES HELD IN EACH TRUST WILL BE PASSED THROUGH TO THE CERTIFICATEHOLDERS OF EACH SUCH TRUST ON MARCH 24, JUNE 24, SEPTEMBER 24 AND DECEMBER 24 OF EACH YEAR, COMMENCING ON DECEMBER 24, 1997. SUCH PAYMENTS WILL BE MADE IN ACCORDANCE WITH THE PRINCIPAL REPAYMENT SCHEDULE SET FORTH BELOW UNDER "DESCRIPTION OF THE CERTIFICATES--POOL FACTORS", IN EACH CASE SUBJECT TO THE INTERCREDITOR AGREEMENT.
    UNDER EACH PASS THROUGH TRUST AGREEMENT A PTC EVENT OF DEFAULT (AS DEFINED HEREIN) WILL OCCUR IF THE TRUSTEE FAILS TO PAY WITHIN 10 BUSINESS DAYS OF THE DUE DATE THEREOF: (I) THE OUTSTANDING POOL BALANCE (AS DEFINED HEREIN) OF THE APPLICABLE CLASS OF CERTIFICATES ON THE FINAL MATURITY DATE (AS DEFINED HEREIN) FOR SUCH CLASS OR (II) INTEREST DUE ON SUCH CERTIFICATES ON ANY DISTRIBUTION DATE (UNLESS THE SUBORDINATION AGENT (AS DEFINED HEREIN) SHALL HAVE MADE INTEREST DRAWINGS (AS DEFINED HEREIN), OR DRAWINGS ON THE CASH COLLATERAL ACCOUNT (AS DEFINED HEREIN), FOR SUCH CLASS OF CERTIFICATES IN AN AGGREGATE AMOUNT SUFFICIENT TO PAY SUCH INTEREST AND SHALL HAVE DISTRIBUTED SUCH AMOUNT TO THE TRUSTEE ENTITLED THERETO). A PTC EVENT OF DEFAULT WITH RESPECT TO THE MOST SENIOR OUTSTANDING CLASS OF CERTIFICATES RESULTING FROM AN INDENTURE DEFAULT (AS DEFINED HEREIN) UNDER ALL INDENTURES (AS DEFINED HEREIN) WILL, AMONG OTHER EVENTS, CONSTITUTE A TRIGGERING EVENT (AS DEFINED HEREIN).
                         ------------------------------
        SEE "RISK FACTORS" COMMENCING ON PAGE S-25 FOR INFORMATION THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PASS THROUGH    PRINCIPAL    INTEREST    FINAL EXPECTED    PUBLIC OFFERING
CERTIFICATES     AMOUNT        RATE     DISTRIBUTION DATE    PRICE(1)(2)
------------  -------------  ---------  -----------------  ---------------
  1997-3A     $  54,440,000    7.160%    MARCH 24, 2013             100%
  1997-3B        19,731,000    7.140      JUNE 24, 2007             100
  1997-3C        14,418,000    7.121     MARCH 24, 2005             100

------------------------------

(1) PLUS ACCRUED INTEREST, IF ANY, FROM THE DATE OF ISSUANCE.

(2) THE UNDERWRITING COMMISSION VARIES BY TRUST AND AGGREGATES $718,113, WHICH CONSTITUTES 0.81% OF THE PRINCIPAL AMOUNT OF THE CERTIFICATES OFFERED HEREBY. THE UNDERWRITING COMMISSIONS, AND CERTAIN OTHER EXPENSES ESTIMATED AT APPROXIMATELY $800,000, WILL BE PAID BY THE OWNER PARTICIPANTS OR ROLLS-ROYCE PLC. ALL PROCEEDS OF THE CERTIFICATES WILL BE USED BY THE TRUSTS TO PURCHASE THE EQUIPMENT NOTES.
                           --------------------------

    THE CERTIFICATES OFFERED HEREBY ARE OFFERED BY THE UNDERWRITERS (AS DEFINED HEREIN), SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SHEARMAN & STERLING, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES IN BOOK-ENTRY FORM WILL BE MADE ON OR ABOUT SEPTEMBER 25, 1997 THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.
                         ------------------------------

MORGAN STANLEY DEAN WITTER

                                                       CITICORP SECURITIES, INC.
SEPTEMBER 12, 1997

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONTINENTAL OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONTINENTAL SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                       PROSPECTUS SUPPLEMENT                                              PAGE
                                                                                                      ------------
Prospectus Supplement Summary.......................................................................           S-3
Risk Factors........................................................................................          S-25
Use of Proceeds.....................................................................................          S-34
The Company.........................................................................................          S-35
Incorporation of Certain Documents by Reference.....................................................          S-38
Description of the Certificates.....................................................................          S-39
Description of the Liquidity Facilities.............................................................          S-50
Description of the Intercreditor Agreement..........................................................          S-53
Description of the Aircraft and the Appraisals......................................................          S-58
Description of the Equipment Notes..................................................................          S-60
Certain U.S. Federal Income Tax Consequences........................................................          S-74
Certain Delaware Taxes..............................................................................          S-76
ERISA Considerations................................................................................          S-76
Plan of Distribution................................................................................          S-79
Legal Matters.......................................................................................          S-80
Experts.............................................................................................          S-80
Index of Terms......................................................................................    Appendix I
Appraisal Letters...................................................................................   Appendix II
Equipment Notes Principal Payment Schedule..........................................................  Appendix III

                                             PROSPECTUS
Available Information...............................................................................             2
Incorporation of Certain Documents by Reference.....................................................             2
The Company.........................................................................................             3
General Outline of Trust Structure..................................................................             3
Use of Proceeds.....................................................................................             3
Ratio of Earnings to Fixed Charges..................................................................             4
Description of the Certificates.....................................................................             5
Description of the Equipment Notes..................................................................            17
Certain United States Federal Income Tax Consequences...............................................            20
ERISA Considerations................................................................................            23
Plan of Distribution................................................................................            23
Legal Opinions......................................................................................            24
Experts.............................................................................................            24

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE PASS THROUGH CERTIFICATES IN THE OPEN MARKET. IN ADDITION, UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".

                         PROSPECTUS SUPPLEMENT SUMMARY

    THE FOLLOWING SUMMARY INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" APPEARING AS APPENDIX I TO THIS PROSPECTUS SUPPLEMENT, AND ALL CROSS REFERENCES HEREIN REFER TO SECTIONS OF THIS PROSPECTUS SUPPLEMENT UNLESS OTHERWISE INDICATED.

                        SUMMARY OF TERMS OF CERTIFICATES

                                               CLASS A                    CLASS B                 CLASS C
                                             CERTIFICATES               CERTIFICATES            CERTIFICATES
                                     ----------------------------  ----------------------  ----------------------
Aggregate Face Amount..............          $54,440,000                $19,731,000             $14,418,000
Ratings:
      Moody's......................               A3                        Baa2                    Ba1
      Standard & Poor's............               A+                         A-                     BBB
Initial Loan to Aircraft Value
  (cumulative)(1)..................             41.6%                      56.6%                   67.6%
Expected Principal Distribution
  Window (in years)................           0.25-15.50                 0.25-9.75               0.25-7.50
Initial Average Life (in years)....             10.91                       6.60                    4.40
Regular Distribution Dates.........           March 24,                  March 24,               March 24,
                                               June 24,                   June 24,                June 24,
                                           September 24 and           September 24 and        September 24 and
                                             December 24                December 24             December 24
Final Expected Regular Distribution
  Date.............................         March 24, 2013             June 24, 2007           March 24, 2005
Final Maturity Date................       September 24, 2014         December 24, 2008       September 24, 2006
Section 1110 Protection(2).........              Yes                        Yes                     Yes
Liquidity Facility Coverage(3).....          6 quarterly                6 quarterly             6 quarterly
                                          interest payments          interest payments       interest payments
Initial Liquidity Facility
  Amount(3)........................           $5,846,856                 $2,113,190              $1,540,059

------------------------

(1) Assumes an aggregate appraised Aircraft value of $130,980,000. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals--The Appraisals".

(2) The benefits of Section 1110 of the U.S. Bankruptcy Code will be available to the Loan Trustees.

(3) For each Class of Certificates, the initial amount of the Liquidity Facility will cover six consecutive quarterly interest payments (without regard to any future payments of principal on such Certificates). In aggregate for Class A, B and C Certificates, the initial amount of the Liquidity Facilities will be $9,500,105.

EQUIPMENT NOTES AND THE AIRCRAFT

    Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft that will (under the related Indenture) secure such Equipment Notes:

                                                                                                ORIGINAL
                                                                                                PRINCIPAL
                             AIRCRAFT                       AIRCRAFT            LATEST          AMOUNT OF
                            REGISTRATION MANUFACTURER'S     DELIVERY        EQUIPMENT NOTE      EQUIPMENT    APPRAISED
AIRCRAFT TYPE                 NUMBER     SERIAL NUMBER        MONTH          MATURITY DATE        NOTES      VALUE(1)
--------------------------  -----------  --------------  ---------------  -------------------  -----------  -----------
Embraer EMB-145ER               N14925        145.004     December 1996     March 24, 2013      $9,957,000  $14,500,000
Embraer EMB-145ER               N15926        145.005     December 1996     March 24, 2013       9,957,000   14,500,000
Embraer EMB-145ER               N16927        145.006     January 1997      March 24, 2013       9,957,000   14,500,000
Embraer EMB-145ER               N17928        145.007     January 1997      March 24, 2012       9,465,000   14,500,000
Embraer EMB-145ER               N13929        145.009     February 1997     March 24, 2012       9,465,000   14,530,000
Embraer EMB-145ER               N14930        145.011      April 1997      December 24, 2012     9,947,000   14,590,000
Embraer EMB-145ER               N14931        145.013      April 1997      December 24, 2012     9,947,000   14,590,000
Embraer EMB-145ER               N15932        145.015       May 1997       December 24, 2012     9,947,000   14,620,000
Embraer EMB-145ER               N14933        145.018       July 1997      December 24, 2012     9,947,000   14,650,000

------------------------

(1) The appraised value of each Aircraft set forth above is based upon varying assumptions and methodologies and reflects the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms: AVMARK, Inc. ("AVMARK"), Morten Beyer and Agnew, Inc. ("MBA") and Simat, Helliesen & Eichner, Inc. ("SH&E") (collectively, the "Appraisers"), determined as of August 29, August 28 and September 4, 1997, respectively. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

    The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the date of the consummation of the Offering (the "Issuance Date") and certain subsequent Regular Distribution Dates. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

    The following table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the Issuance Date included in the table depreciates by approximately 3% of the initial appraised value per year commencing in the year commercial service begins (the "in-service date") until the tenth year after such in-service date of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes". Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. In addition, the initial appraised value of each Aircraft was based upon the lesser of the average and the median value of such Aircraft as appraised by the Appraisers, as of the respective date of their appraisals. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors--Risk Factors Relating to the

Certificates and the Offering--Appraisal and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals--The Appraisals".

    The following table is compiled on an aggregate basis, and it should be noted that, since the Equipment Notes are not cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for the LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table.

                                     ASSUMED     CLASS A                      CLASS B                      CLASS C
                                    AGGREGATE   CERTIFICATES     CLASS A     CERTIFICATES     CLASS B     CERTIFICATES
                                    AIRCRAFT       POOL      CERTIFICATES       POOL      CERTIFICATES       POOL
DATE                                  VALUE      BALANCE          LTV         BALANCE          LTV         BALANCE
---------------------------------  -----------  ----------- ---------------  -----------  --------------  -----------
September 25, 1997...............  $130,980,000 $54,440,000         41.6%    $19,731,000         56.6%    $14,418,000
September 24, 1998...............   127,050,600  53,305,846         42.0      18,596,929         56.6      13,174,122
September 24, 1999...............   123,121,200  52,094,045         42.3      17,462,938         56.5      11,922,638
September 24, 2000...............   119,191,800  50,281,920         42.2      16,328,945         55.9      10,659,277
September 24, 2001...............   115,262,400  48,828,618         42.4      15,194,952         55.5       8,769,560
September 24, 2002...............   111,333,000  47,534,497         42.7      14,060,959         55.3       6,132,476
September 24, 2003...............   107,403,600  46,242,548         43.1      12,861,252         55.0       3,022,155
September 24, 2004...............   103,474,200  44,952,936         43.4      10,614,361         53.7         651,812
September 24, 2005...............    99,544,800  43,431,491         43.6       7,745,296         51.4               0
September 24, 2006...............    95,615,400  42,096,612         44.0       3,566,611         47.8               0
September 24, 2007...............    91,686,000  40,123,503         43.8               0           NA               0
September 24, 2008...............    86,446,800  35,323,137         40.9               0           NA               0
September 24, 2009...............    81,207,600  27,601,152         34.0               0           NA               0
September 24, 2010...............    75,968,400  19,039,194         25.1               0           NA               0
September 24, 2011...............    70,729,200  10,021,331         14.2               0           NA               0
September 24, 2012...............    50,975,000   2,292,161          4.5               0           NA               0


                                       CLASS C
                                    CERTIFICATES
DATE                                     LTV
---------------------------------  ---------------
September 25, 1997...............          67.6%
September 24, 1998...............          67.0
September 24, 1999...............          66.2
September 24, 2000...............          64.8
September 24, 2001...............          63.2
September 24, 2002...............          60.8
September 24, 2003...............          57.8
September 24, 2004...............          54.5
September 24, 2005...............            NA
September 24, 2006...............            NA
September 24, 2007...............            NA
September 24, 2008...............            NA
September 24, 2009...............            NA
September 24, 2010...............            NA
September 24, 2011...............            NA
September 24, 2012...............            NA

CASH FLOW STRUCTURE

    Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

[Diagram omitted, which shows that Continental will pay the Lease Rental Payments, which are assigned by the Owner Trustees, to the Loan Trustees. From such Lease Rental Payments, the Loan Trustees will make Equipment Note Payments on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess Rental Payments will be paid by the Loan Trustees to the Lessors. From such Equipment Note Payments, the Subordination Agent will pay Principal, Premium, if any, and Interest Distributions to the Pass Through Trustee for the Class A Trust, the Pass Through Trustee for the Class B Trust and the Pass Through Trustee for the Class C Trust, who will pay such Principal, Premium, if any, and Interest Distributions to the Holders of Class A Certificates, the Holders of Class B Certificates and the Holders of Class C Certificates, respectively. The Subordination Agent may also receive Advances, if any, and pay Reimbursements, if any, to the Liquidity Providers.]

------------------------

(1) Each Aircraft will be subject to a separate Lease and a related Indenture.

(2) The initial amount of the Liquidity Facility for each Class of Certificates will cover six consecutive quarterly interest payments with respect to such Class.

                                        THE OFFERING

Trusts:...........................  Each of the Class A Trust, the Class B Trust and the
                                    Class C Trust is to be formed pursuant to the Basic
                                     Agreement and three separate Trust Supplements to be
                                     entered into between the Company and Wilmington Trust
                                     Company as trustee under each Trust. Each Trust will be
                                     a separate entity.

Certificates Offered:.............  Pass Through Certificates to be issued by each Trust, representing fractional undivided interests in such
                                     Trust. The Certificates to be issued by the Class A
                                     Trust, the Class B Trust and the Class C Trust in the
                                     offering contemplated hereby (the "Offering") are
                                     referred to herein as the "Class A Certificates", the
                                     "Class B Certificates" and the "Class C Certificates",
                                     respectively.

Use of Proceeds:..................  The proceeds from the sale of the Certificates offered hereby will be used by the Trustees to purchase
                                     Equipment Notes issued by each Owner Trustee to finance
                                     a portion of the purchase price of the related
                                     Aircraft.

Subordination Agent, Trustee, Loan
  Trustee:........................  Wilmington Trust Company will act (i) as subordination agent under the Intercreditor Agreement (the
                                     "Subordination Agent"), (ii) as Trustee, paying agent
                                     and registrar for the Certificates of each Trust, and
                                     (iii) as Loan Trustee, paying agent and registrar for
                                     each series of Equipment Notes.

Liquidity Provider:...............  ABN AMRO Bank N.V., acting through its Chicago branch
                                    (the "Liquidity Provider"), initially will provide a
                                     separate liquidity facility for the benefit of the
                                     holders of each of the Class A Certificates, Class B
                                     Certificates and Class C Certificates.

Trust Property:...................  The property of each Trust (the "Trust Property") will include (i) subject to the Intercreditor Agreement,
                                     Equipment Notes issued on a nonrecourse basis by each
                                     of the Owner Trustees in connection with each of the
                                     nine separate leveraged lease transactions with respect
                                     to each Aircraft to finance a portion of the purchase
                                     price of such Aircraft, (ii) the rights of such Trust
                                     under the Intercreditor Agreement (including all monies
                                     receivable in respect of such rights), (iii) all monies
                                     receivable under the Liquidity Facility for such Trust
                                     and (iv) funds from time to time deposited with the
                                     Trustee in accounts relating to such Trust. The
                                     Equipment Notes with respect to each Aircraft will be
                                     issued in three series under an Indenture (the
                                     "Indenture") between the applicable Owner Trustee and
                                     the mortgagee thereunder (the "Loan Trustee"). The
                                     Class A Trust, the Class B Trust and the Class C Trust
                                     each will acquire, pursuant to a Participation
                                     Agreement with respect to each Aircraft (the
                                     "Participation Agreement"), the series of Equipment
                                     Notes issued with respect to each of the Aircraft
                                     having an interest rate equal to the interest rate
                                     applicable to the Certificates to be issued by such
                                     Trust. The maturity dates of the Equipment Notes
                                     acquired by each Trust will occur on or before the
                                     final expected Regular Distribution Date applicable to
                                     the Certificates to be issued by such Trust. The
                                     aggregate

                                     original principal amount of the Equipment Notes to be
                                     held in each Trust will be the same as the aggregate
                                     original face amount of the Certificates to be issued
                                     by such Trust.

Certificates; Denominations:......  The Certificates of each Trust will be issued in a minimum denomination of $1,000 and in integral multiples
                                     thereof. See "Description of the
                                     Certificates--General".

Regular Distribution Dates: ......  March 24, June 24, September 24 and December 24,
                                     commencing on December 24, 1997.

Special Distribution Dates:.......  Any Business Day on which a Special Payment is to be distributed.

Record Dates:.....................  The fifteenth day preceding a Regular Distribution Date or a Special Distribution Date.

Distributions:....................  All payments of principal, premium (if any) and interest received by the Trustee on the Equipment Notes held in
                                     each Trust will be distributed by the Trustee to the
                                     holders of the Certificates (the "Certificateholders")
                                     of such Trust, subject to the provisions of the
                                     Intercreditor Agreement. Such payments of interest are
                                     scheduled to be received by the Trustee of each Trust
                                     on March 24, June 24, September 24 and December 24 of
                                     each year, commencing on December 24, 1997. Payments of
                                     principal of the Equipment Notes are scheduled to be
                                     received on March 24, June 24, September 24 and
                                     December 24 of each year, commencing on December 24,
                                     1997. Payments of principal, premium (if any) and
                                     interest resulting from the early redemption or
                                     purchase (if any) of the Equipment Notes held in any
                                     Trust will be distributed to the Certificateholders of
                                     such Trust on a Special Distribution Date after not
                                     less than 15 days' notice to such Certificateholders of
                                     such Trust, subject to the provisions of the
                                     Intercreditor Agreement. For a discussion of
                                     distributions by the Trusts upon an Indenture Default,
                                     see "Description of the Certificates--Indenture
                                     Defaults and Certain Rights Upon an Indenture Default".

PTC Events of Default: ...........  A "PTC Event of Default" under each Pass Through Trust
                                     Agreement means the failure to pay within 10 Business
                                     Days of the due date thereof: (i) the outstanding Pool
                                     Balance of the applicable Class of Certificates on the
                                     Final Maturity Date for such Class or (ii) interest due
                                     on such Class of Certificates on any Distribution Date
                                     (unless the Subordination Agent shall have made an
                                     Interest Drawing, or a withdrawal from the Cash
                                     Collateral Account for such Class of Certificates, with
                                     respect thereto in an amount sufficient to pay such
                                     interest and shall have distributed such amount to the
                                     Trustee entitled thereto). The Final Maturity Date for
                                     the Class A, B and C Certificates is September 24,
                                     2014, December 24, 2008 and September 24, 2006,
                                     respectively. Any failure to make expected principal
                                     distributions on any Class of Certificates on any
                                     Regular Distribution Date (other than the Final
                                     Maturity Date) will not constitute a PTC Event of
                                     Default with respect to such Certificates.

Purchase Rights of
  Certificateholders:.............  Upon the occurrence and during the continuation of a
                                     Triggering Event, (i) the Class B Certificateholders
                                     shall have the right to purchase all, but not less than
                                     all, of the Class A Certificates and (ii) the Class C
                                     Certificateholders shall have the right to purchase
                                     all, but not less than all, of the Class A Certificates
                                     and the Class B Certificates, in each case at a
                                     purchase price equal to the Pool Balance of the
                                     relevant Class or Classes of Certificates plus accrued
                                     and unpaid interest thereon to the date of purchase
                                     without premium but including any other amounts due to
                                     the Certificateholders of such Class or Classes.

                                    "Triggering Event" means (x) the occurrence of an
                                     Indenture Default under all Indentures resulting in a
                                     PTC Event of Default with respect to the most senior
                                     Class of Certificates then outstanding, (y) the
                                     acceleration of all of the outstanding Equipment Notes
                                     or (z) certain bankruptcy or insolvency events
                                     involving Continental.

Equipment Notes

  (a) Interest:...................  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the
                                     Certificates issued by such Trust set forth on the
                                     cover page of this Prospectus Supplement, payable on
                                     March 24, June 24, September 24 and December 24 of each
                                     year, commencing on December 24, 1997, and such
                                     interest payments will be passed through to
                                     Certificateholders of such Trust on each such date
                                     until the final distribution date for such
                                     Certificates, in each case, subject to the
                                     Intercreditor Agreement. Interest is calculated on the
                                     basis of a 360-day year consisting of twelve 30-day
                                     months. See "Description of the Equipment
                                     Notes--Principal and Interest Payments".

  (b) Principal: .................  Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the
                                     Certificateholders of each such Trust on March 24, June
                                     24, September 24 and December 24 of each year,
                                     commencing on December 24, 1997, in each case, subject
                                     to the Intercreditor Agreement. See "Description of the
                                     Certificates--Pool Factors" and "Description of the
                                     Equipment Notes--Principal and Interest Payments".

  (c) Redemption and Purchase: ...  (i) The Equipment Notes issued with respect to an
                                    Aircraft will be redeemed in whole upon the occurrence
                                     of an Event of Loss with respect to such Aircraft, at a
                                     price equal to the aggregate unpaid principal thereof,
                                     together with accrued interest thereon to, but not
                                     including, the date of redemption, but without any
                                     premium.

                                    (ii) All of the Equipment Notes issued with respect to
                                     any Aircraft may be redeemed prior to maturity at a
                                     price equal to the aggregate unpaid principal thereof,
                                     together with accrued interest thereon to, but not
                                     including, the date of redemption, plus, if such
                                     redemption is made prior to August 22, 2008 in the case
                                     of the Series A Equipment Notes, April 30, 2004 in the

                                     case of the Series B Equipment Notes and February 16,
                                     2002 in the case of the Series C Equipment Notes (with
                                     respect to any such Series, its "Premium Termination
                                     Date"), a Make-Whole Premium. See "Description of the
                                     Equipment Notes-- Redemption" for a description of the
                                     manner of computing such Make-Whole Premium and the
                                     circumstances under which the Equipment Notes may be so
                                     redeemed.

                                    (iii) If, with respect to an Aircraft, one or more Lease
                                     Events of Default shall have occurred and been
                                     continuing or the Equipment Notes with respect to such
                                     Aircraft have been accelerated, then all, but not less
                                     than all, of the Equipment Notes issued with respect to
                                     such Aircraft may be purchased by the related Owner
                                     Trustee or Owner Participant at a price equal to the
                                     aggregate unpaid principal thereof, together with
                                     accrued interest thereon to, but not including, the
                                     purchase date, but without any premium (PROVIDED that a
                                     Make-Whole Premium shall be payable if such Equipment
                                     Notes are to be purchased prior to the Premium
                                     Termination Date applicable thereto when a Lease Event
                                     of Default shall have occurred and been continuing for
                                     less than 180 days).

  (d) Security:...................  The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft
                                     and by an assignment to the related Loan Trustee of
                                     certain of the related Owner Trustee's rights under the
                                     Lease with respect to such Aircraft, including the
                                     right to receive payments of rent thereunder, with
                                     certain exceptions. The Equipment Notes will not be
                                     cross-collateralized and, consequently, the Equipment
                                     Notes issued in respect of any one Aircraft are not
                                     secured by any of the other Aircraft or the Leases
                                     related thereto. There will not be cross-default
                                     provisions in the Indentures or in the Leases.
                                     Consequently, events resulting in an Indenture Default
                                     under any particular Indenture may or may not result in
                                     an Indenture Default occurring under any other
                                     Indenture, and a Lease Event of Default under any
                                     particular Lease may or may not constitute a Lease
                                     Event of Default under any other Lease. If the
                                     Equipment Notes issued with respect to one or more
                                     Aircraft are in default and the Equipment Notes issued
                                     with respect to the remaining Aircraft are not in
                                     default, no remedies will be exercisable under the
                                     Indentures with respect to such remaining Aircraft. See
                                     "Description of the Equipment Notes--Security" and
                                     "--Indenture Defaults, Notice and Waiver".

                                    Although the Equipment Notes are not obligations of, or
                                     guaranteed by, Continental, the amounts unconditionally
                                     payable by Continental for lease of the Aircraft will
                                     be sufficient to pay in full when due all scheduled
                                     amounts required to be paid on the Equipment Notes. See
                                     "Description of the Equipment Notes-- General".

  (e) Section 1110 Protection: ...  The Loan Trustee with respect to each Indenture will receive an opinion of Hughes Hubbard & Reed LLP, counsel
                                     to Continental, that the Owner Trustee, as lessor under
                                     the Lease

                                     for the Aircraft subject to such Indenture, and such
                                     Loan Trustee, as assignee of such Owner Trustee's
                                     rights under such Lease pursuant to such Indenture,
                                     will be entitled to the benefits of Section 1110 of the
                                     U.S. Bankruptcy Code with respect to the airframe and
                                     engines comprising such Aircraft. See "Description of
                                     the Equipment Notes--Remedies" for a description of
                                     such opinion and certain assumptions and qualifications
                                     contained therein.

  (f) Ranking:....................  Series B Equipment Notes issued in respect of any
                                    Aircraft will be subordinated in right of payment to
                                     Series A Equipment Notes issued in respect of such
                                     Aircraft; and Series C Equipment Notes issued in
                                     respect of such Aircraft will be subordinated in right
                                     of payment to such Series B Equipment Notes. On each
                                     Distribution Date, (i) payments of interest and
                                     principal due on Series A Equipment Notes issued in
                                     respect of any Aircraft will be made prior to payments
                                     of interest and principal due on Series B Equipment
                                     Notes issued in respect of such Aircraft and (ii)
                                     payments of interest and principal due on such Series B
                                     Equipment Notes will be made prior to payments of
                                     interest and principal due on Series C Equipment Notes
                                     issued in respect of such Aircraft.

Delayed Purchase of
  Equipment Notes: ...............  It is currently anticipated that the Equipment Notes relating to all of the Aircraft will be purchased by the
                                     Trusts on the Issuance Date. Any proceeds of the
                                     issuance of the Certificates not immediately used to
                                     purchase Equipment Notes (the Equipment Notes, to the
                                     extent not purchased on the Issuance Date, the "Delayed
                                     Delivery Notes") will be held by the Trustee in an
                                     escrow account and invested in specified investments at
                                     the direction of the Company. If the Company notifies
                                     the applicable Trustee that any such proceeds will not
                                     be used to purchase Equipment Notes, or if any such
                                     proceeds are not used to purchase Equipment Notes on or
                                     before October 31, 1997, an amount equal to such unused
                                     proceeds will be distributed to the Certificateholders
                                     after at least 15 days' prior written notice following
                                     the Company's notice that such funds will not be used
                                     to purchase Equipment Notes or October 31, 1997, as the
                                     case may be. Such distribution with respect to
                                     Certificates issued by a Trust will include an amount
                                     equal to the interest that would have accrued on any
                                     Equipment Notes not purchased by such Trust on the
                                     Issuance Date, had such Equipment Notes been issued,
                                     until the date of such distribution. No premium will be
                                     paid with respect to proceeds attributable to the
                                     nonpurchase of Equipment Notes. See "Description of
                                     Certificates--Delayed Purchase of Equipment Notes."

Liquidity Facilities:.............  The Liquidity Provider and the Subordination Agent will enter into a separate revolving credit agreement (each,
                                     a "Liquidity Facility") with respect to each of the
                                     Trusts. Under the Liquidity Facility with respect to
                                     any Trust, the Liquidity Provider will, if necessary,
                                     make advances ("Interest Drawings") in an aggregate
                                     amount (the "Required Amount") sufficient to pay
                                     interest on the Class A, B or C, as the case may be,
                                     Certificates of such Trust on up to six successive
                                     quarterly Regular Distribution Dates (without regard to
                                     any future payments of principal on such Certificates)
                                     at the respective interest rates shown on the cover
                                     page of this Prospectus Supplement for such
                                     Certificates (the "Stated Interest Rates"). The initial
                                     Required Amount under the Liquidity Facilities for the
                                     Class A Certificates, the Class B Certificates and the
                                     Class C Certificates will be $5,846,856, $2,113,190 and
                                     $1,540,059, respectively. Interest Drawings under the
                                     relevant Liquidity Facility will be made promptly after
                                     any Regular Distribution Date if, after giving effect
                                     to the subordination provisions of the Intercreditor
                                     Agreement, there are insufficient funds available to
                                     the Subordination Agent to pay interest on any Class A,
                                     B or C Certificates; PROVIDED, HOWEVER, that on any
                                     date the maximum amount available under the Liquidity
                                     Facility with respect to any Trust to fund any
                                     shortfall in interest due on the Certificates of such
                                     Trust will not exceed the Maximum Available Commitment
                                     under such Liquidity Facility. The "Maximum Available
                                     Commitment" at any time under each Liquidity Facility
                                     is an amount equal to the then Required Amount of such
                                     Liquidity Facility less the aggregate amount of each
                                     Interest Drawing outstanding under such Liquidity
                                     Facility at such time, PROVIDED that following a
                                     Downgrade Drawing (defined below), a Final Drawing
                                     (defined below) or a Non-Extension Drawing (defined
                                     below) under a Liquidity Facility, the Maximum
                                     Available Commitment shall be zero. The Liquidity
                                     Facility for any Class of Certificates does not provide
                                     for drawings thereunder to pay for principal of or
                                     premium on the Certificates of such Class, any interest
                                     on the Certificates of such Class in excess of the
                                     Stated Interest Rates, or principal of or interest or
                                     premium on the Certificates of any other Class.

                                    Upon each Interest Drawing under any Liquidity Facility,
                                     the Subordination Agent will be obligated to reimburse
                                     (to the extent that the Subordination Agent has
                                     available funds therefor) the Liquidity Provider for
                                     the amount of such drawing. Such reimbursement
                                     obligation and all interest, fees and other amounts
                                     owing to the Liquidity Provider under each Liquidity
                                     Facility or certain other agreements (the "Liquidity
                                     Obligations") will rank PARI PASSU with the Liquidity
                                     Obligations relating to all other Liquidity Facilities
                                     and will rank senior to the Certificates in right of
                                     payment. Upon

                                     reimbursement in full of the Interest Drawings,
                                     together with any accrued interest thereon, under any
                                     Liquidity Facility, the Maximum Available Commitment
                                     under such Liquidity Facility will be reinstated to the
                                     then Required Amount of such Liquidity Facility;
                                     PROVIDED that the amount will not be so reinstated if
                                     (i) a Liquidity Event of Default shall have occurred
                                     and be continuing and (ii) less than 65% of the
                                     aggregate outstanding principal amount of all Equipment
                                     Notes are Performing Equipment Notes.

                                    "Performing Equipment Note" means an Equipment Note with
                                     respect to which no payment default has occurred and is
                                     continuing (without giving effect to any acceleration);
                                     PROVIDED that in the event of a bankruptcy proceeding
                                     involving Continental under the U.S. Bankruptcy Code,
                                     (i) any payment default existing during the 60-day
                                     period under Section 1110(a)(1)(A) of the U.S.
                                     Bankruptcy Code (or such longer period as may apply
                                     under Section 1110(b) of the U.S. Bankruptcy Code) (the
                                     "Section 1110 Period") shall not be taken into
                                     consideration, unless during the Section 1110 Period
                                     the trustee in such proceeding or Continental refuses
                                     to assume or agree to perform its obligations under the
                                     Lease related to such Equipment Note and (ii) any
                                     payment default occurring after the date of the order
                                     of relief in such proceeding shall not be taken into
                                     consideration if such payment default is cured under
                                     Section 1110(a)(1)(B) of the U.S. Bankruptcy Code
                                     before the later of 30 days after the date of such
                                     default or the expiration of the Section 1110 Period.

                                    If at any time the short-term unsecured debt rating of
                                     the Liquidity Provider issued by either Rating Agency
                                     is lower than the Threshold Rating, each Liquidity
                                     Facility provided by the Liquidity Provider may be
                                     replaced by a financial institution having such
                                     unsecured debt ratings issued by both Rating Agencies
                                     that are equal to or higher than the Threshold Rating.
                                     If any such Liquidity Facility is not replaced within
                                     10 days after notice of the downgrading, such Liquidity
                                     Facility will be drawn in full up to the then Maximum
                                     Available Commitment (the "Downgrade Drawing") and the
                                     proceeds will be deposited into a cash collateral
                                     account (the "Cash Collateral Account") for the related
                                     Class of Certificates and used for the same purposes
                                     and under the same circumstances and subject to the
                                     same conditions as cash payments of Interest Drawings
                                     under such Liquidity Facility would be used. In
                                     addition, the Intercreditor Agreement will provide for
                                     the replacement or extension of the Liquidity Facility
                                     for any Class of Certificates if it is then scheduled
                                     to expire prior to the date that is fifteen days after
                                     the Final Maturity Date for such Class. If such
                                     Liquidity Facility cannot be so replaced or extended by
                                     the date that is 25 days prior to the then scheduled
                                     expiration date of such Liquidity Facility, such
                                     Liquidity Facility will be drawn in full up to the then
                                     Maximum Available Commitment

                                     (the "Non-Extension Drawing") and the proceeds will be
                                     deposited in the Cash Collateral Account for the
                                     related Class of Certificates and used for the same
                                     purposes and under the same circumstances and subject
                                     to the same conditions as cash payments of Interest
                                     Drawings under such Liquidity Facility would be used.
                                     Each Liquidity Facility is scheduled to expire on the
                                     364th day after the Issuance Date, subject to annual
                                     extensions by mutual agreement.

                                    Upon receipt by the Subordination Agent of a Termination
                                     Notice with respect to any Liquidity Facility from the
                                     applicable Liquidity Provider (given as described in
                                     "Description of the Liquidity Facilities--Liquidity
                                     Events of Default"), the Subordination Agent shall
                                     request a final drawing (the "Final Drawing") under
                                     such Liquidity Facility in an amount equal to the then
                                     Maximum Available Commitment thereunder and shall hold
                                     the proceeds thereof in the Cash Collateral Account for
                                     the related Trust to be used for the same purposes and
                                     under the same circumstances, and subject to the same
                                     conditions, as cash payments of Interest Drawings under
                                     such Liquidity Facility would be used. All amounts on
                                     deposit in the Cash Collateral Account for any Trust
                                     that are in excess of the Required Amount will be paid
                                     to the Liquidity Provider.

                                    Continental may, at its option, subject to certain
                                     limitations, arrange for a Replacement Facility to
                                     replace the Liquidity Facility (or any prior
                                     Replacement Facility) for any Trust, subject to certain
                                     conditions. If such Replacement Facility is provided at
                                     any time after a Downgrade Drawing or Non-Extension
                                     Drawing under such Liquidity Facility (or prior
                                     Replacement Facility), the funds on deposit with
                                     respect to such Liquidity Facility (or prior
                                     Replacement Facility) in the Cash Collateral Account
                                     for such Trust will be returned to the liquidity
                                     provider being replaced.

                                    Notwithstanding the subordination provisions of the
                                     Intercreditor Agreement, the holders of the
                                     Certificates to be issued by each Trust will be
                                     entitled to receive and retain the proceeds of drawings
                                     under the Liquidity Facility (and any Replacement
                                     Facility) for such Trust. See "Description of the
                                     Liquidity Facilities".

Intercreditor Agreement

  (a) Subordination: .............  The Trustees, the Liquidity Provider and the
                                    Subordination Agent will enter into an agreement (the
                                     "Intercreditor Agreement") which will provide as
                                     follows:

                                    (i)  All payments made in respect of the Equipment Notes
                                         and certain other payments will be made to the
                                         Subordination Agent, which will distribute such
                                         payments in accordance with the provisions of
                                         paragraphs (ii) and (iii) below.

                                    (ii) On any Regular Distribution Date or Special
                                     Distribution Date (each, a "Distribution Date"), so
                                         long as no Triggering Event shall have occurred
                                         (whether or not continuing), all payments received
                                         by the Subordination Agent in respect of the
                                         Equipment Notes and certain other payments shall be
                                         distributed in the following order: (1) payment of
                                         certain Liquidity Obligations; (2) to the Trustee
                                         for the Class A Certificates to the extent required
                                         to pay Expected Distributions on the Class A
                                         Certificates; (3) to the Trustee for the Class B
                                         Certificates to the extent required to pay Expected
                                         Distributions on the Class B Certificates; (4) to
                                         the Trustee for the Class C Certificates to the
                                         extent required to pay Expected Distributions on
                                         the Class C Certificates; and (5) payment of
                                         certain fees and expenses of the Subordination
                                         Agent and each Trustee.

                                    "Expected Distributions" means, with respect to the
                                     Certificates of any Trust on any Distribution Date (the
                                     "Current Distribution Date"), the sum of (x) accrued
                                     and unpaid interest on such Certificates and (y) the
                                     difference between (A) the Pool Balance of such
                                     Certificates as of the immediately preceding
                                     Distribution Date (or, if the Current Distribution Date
                                     is the first Distribution Date, the original aggregate
                                     face amount of the Certificates of such Trust), less
                                     (if applicable) the aggregate amount of escrowed funds
                                     for such Class of Certificates as of such immediately
                                     preceding Distribution Date (or, if the Current
                                     Distribution Date is the first Distribution Date, as of
                                     the date of original issuance of the Certificates of
                                     such Class) thereafter distributed to the holders of
                                     such Certificates (instead of being used to purchase
                                     Delayed Delivery Notes) as described below under
                                     "Description of the Certificates-- Delayed Purchase of
                                     Equipment Notes" (excluding the interest component of
                                     any such distribution), and (B) the Pool Balance of
                                     such Certificates as of the Current Distribution Date
                                     calculated on the basis that (i) the principal of the
                                     Equipment Notes held in such Trust has been paid when
                                     due (whether at stated maturity, upon redemption,
                                     prepayment, purchase, acceleration or otherwise) and
                                     such payments have been distributed to the holders of
                                     such Certificates and (ii) the principal of any
                                     Equipment Notes formerly held in such Trust that have
                                     been sold pursuant to the Intercreditor Agreement has
                                     been paid in full and such payments have been
                                     distributed to the holders of such Certificates. For
                                     purposes of determining the priority of distributions
                                     on account of the redemption, purchase or prepayment of
                                     all of the Equipment Notes issued pursuant to an
                                     Indenture, clause (x) of the definition of Expected
                                     Distributions shall be deemed to read as follows: "(x)
                                     accrued, due and

                                     unpaid interest on such Certificates together with
                                     (without duplication) accrued and unpaid interest on a
                                     portion of such Certificates equal to the outstanding
                                     principal amount of the Equipment Notes being redeemed,
                                     purchased or prepaid (immediately prior to such
                                     redemption, purchase or prepayment)".

                                    (iii) Upon the occurrence of a Triggering Event and at
                                     all times thereafter, all payments received by the
                                          Subordination Agent in respect of the Equipment
                                          Notes and certain other payments shall be
                                          distributed in the following order: (1) to the
                                          Subordination Agent, each Trustee and certain
                                          other parties in payment of the Administration
                                          Expenses and to the Liquidity Provider in payment
                                          of the Liquidity Obligations; (2) to the
                                          Subordination Agent, each Trustee and each
                                          Certificateholder for certain fees, taxes, charges
                                          and other amounts payable to the Subordination
                                          Agent, any Trustee or any Certificateholder; (3)
                                          to the Trustee for the Class A Certificates to the
                                          extent required to pay Adjusted Expected
                                          Distributions on the Class A Certificates; (4) to
                                          the Trustee for the Class B Certificates to the
                                          extent required to pay Adjusted Expected
                                          Distributions on the Class B Certificates; and (5)
                                          to the Trustee for the Class C Certificates to the
                                          extent required to pay Adjusted Expected
                                          Distributions on the Class C Certificates.

                                    "Adjusted Expected Distributions" means, with respect to
                                     the Certificates of any Trust on any Distribution Date,
                                     the sum of (1) accrued and unpaid interest on such
                                     Certificates and (2) the greater of:

                                    (A) the difference between (x) the Pool Balance of such
                                        Certificates as of the immediately preceding
                                        Distribution Date (or, if the Current Distribution
                                        Date is the first Distribution Date, the original
                                        aggregate face amount of the Certificates of such
                                        Trust), less (if applicable) the aggregate amount of
                                        escrowed funds for such Class of Certificates as of
                                        such immediately preceding Distribution Date (or, if
                                        the Current Distribution Date is the first
                                        Distribution Date, as of the date of original
                                        issuance of the Certificates of such Class)
                                        thereafter distributed to the holders of such
                                        Certificates (instead of being used to purchase
                                        Delayed Delivery Notes) as described below under
                                        "Description of the Certificates--Delayed Purchase
                                        of Equipment Notes" (excluding the interest
                                        component of any such distribution), and (y) the
                                        Pool Balance of such Certificates as of the Current
                                        Distribution Date calculated on the basis that (i)
                                        the principal of the Equipment Notes other than
                                        Performing Equipment Notes (the "Non-Performing
                                        Equipment Notes") held

                                        in such Trust has been paid in full and such
                                        payments have been distributed to the holders of
                                        such Certificates, (ii) the principal of the
                                        Performing Equipment Notes held in such Trust has
                                        been paid when due (but without giving effect to any
                                        unpaid acceleration of Performing Equipment Notes)
                                        and such payments have been distributed to the
                                        holders of such Certificates and (iii) the principal
                                        of any Equipment Notes formerly held in such Trust
                                        that have been sold pursuant to the Intercreditor
                                        Agreement has been paid in full and such payments
                                        have been distributed to the holders of such
                                        Certificates, and

                                    (B) the amount of the excess, if any, of (i) the amount
                                        described in sub-clause (A)(x), over (ii) the
                                        Aggregate LTV Collateral Amount for such Class of
                                        Certificates for the Current Distribution Date;

                                    PROVIDED that, until the date of the initial LTV
                                     Appraisals, clause (B) shall not apply.

                                    For purposes of calculating Expected Distributions or
                                     Adjusted Expected Distributions with respect to the
                                     Certificates of any Trust, any premium paid on the
                                     Equipment Notes held in such Trust that has not been
                                     distributed to the Certificateholders of such Trust
                                     (other than such premium or a portion thereof applied
                                     to the payment of interest on the Certificates of such
                                     Trust or the reduction of the Pool Balance of such
                                     Trust) shall be added to the amount of Expected
                                     Distributions or Adjusted Expected Distributions.

                                    "Aggregate LTV Collateral Amount" for any Class of
                                     Certificates for any Distribution Date means the sum of
                                     the applicable LTV Collateral Amounts for each
                                     Aircraft, minus the Pool Balance for each Class of
                                     Certificates, if any, senior to such Class, after
                                     giving effect to any distribution of principal on such
                                     Distribution Date on such senior Class or Classes.

                                    "LTV Collateral Amount" of any Aircraft for any Class of
                                     Certificates means, as of any Distribution Date, the
                                     lesser of (i) the LTV Ratio for such Class of
                                     Certificates multiplied by the Appraised Current Market
                                     Value of such Aircraft (or with respect to any such
                                     Aircraft which has suffered an Event of Loss under and
                                     as defined in the relevant Lease, the amount of the
                                     insurance proceeds paid to the related Loan Trustee in
                                     respect thereof to the extent then held by such Loan
                                     Trustee (and/or on deposit in the Special Payments
                                     Account) or payable to such Loan Trustee in respect
                                     thereof) and (ii) the outstanding principal amount of
                                     the Equipment Notes secured by such Aircraft after
                                     giving effect to any principal payments of such
                                     Equipment Notes on or before such Distribution Date.

                                    "LTV Ratio" means for the Class A Certificates 41.6%,
                                     for the Class B Certificates 56.6% and for the Class C
                                     Certificates 67.6%.

                                    "Appraised Current Market Value" of any Aircraft means
                                     the lower of the average and the median of the most
                                     recent three LTV Appraisals of such Aircraft. After a
                                     Triggering Event occurs and any Equipment Note becomes
                                     a Non-Performing Equipment Note, the Subordination
                                     Agent shall obtain LTV Appraisals for the Aircraft as
                                     soon as practicable and additional LTV Appraisals on or
                                     prior to each anniversary of the date of such initial
                                     LTV Appraisals; PROVIDED that if the Controlling Party
                                     reasonably objects to the appraised value of the
                                     Aircraft shown in such LTV Appraisals, the Controlling
                                     Party shall have the right to obtain or cause to be
                                     obtained substitute LTV Appraisals (including LTV
                                     Appraisals based upon physical inspection of such
                                     Aircraft).

                                    "LTV Appraisal" means a current fair market value
                                     appraisal (which may be a "desktop" appraisal)
                                     performed by any Appraiser or any other nationally
                                     recognized appraiser on the basis of an arm's-length
                                     transaction between an informed and willing purchaser
                                     under no compulsion to buy and an informed and willing
                                     seller under no compulsion to sell and both having
                                     knowledge of all relevant facts.

  (b) Intercreditor Rights:.......  Pursuant to the Intercreditor Agreement, the Trustees
                                    and the Liquidity Provider will agree that, with respect
                                     to any Indenture at any given time, the Loan Trustee,
                                     as the case may be, will be directed (a) in taking, or
                                     refraining from taking, any action thereunder or with
                                     respect to the Equipment Notes issued thereunder, by
                                     the holders of at least a majority of the outstanding
                                     principal amount of such Equipment Notes as long as no
                                     Indenture Default has occurred and is continuing
                                     thereunder and (b) subject to certain conditions, in
                                     taking, or refraining from taking, any action under
                                     such Indenture (including exercising remedies
                                     thereunder, such as acceleration of such Equipment
                                     Notes or foreclosing the lien on the Aircraft securing
                                     such Equipment Notes), by the Controlling Party if an
                                     Indenture Default under such Indenture has occurred and
                                     is continuing.

                                    "Controlling Party" with respect to any Indenture means:
                                     (x) the Trustee for the Class A Trust (the "Class A
                                     Trustee"); (y) upon payment of Final Distributions to
                                     the holders of Class A Certificates, the Trustee for
                                     the Class B Trust (the "Class B Trustee"); and (z) upon
                                     payment of Final Distributions to the holders of Class
                                     B Certificates, the Trustee for the Class C Trust (the
                                     "Class C Trustee"). See "Description of the
                                     Certificates--Indenture Defaults and Certain Rights
                                     Upon an Indenture Default" for a description of the
                                     rights of the Certificateholders of each Trust to
                                     direct the respective Trustees. Notwithstanding the
                                     foregoing, at any time after 18

                                     months from the earlier to occur of (x) the date on
                                     which the entire Maximum Available Commitment under any
                                     Liquidity Facility shall have been drawn (for any
                                     reason other than a Downgrade Drawing or a
                                     Non-Extension Drawing) and remain unreimbursed and (y)
                                     the date on which all Equipment Notes shall have been
                                     accelerated, the Liquidity Provider with the highest
                                     outstanding amount of Liquidity Obligations shall have
                                     the right to become the Controlling Party with respect
                                     to such Indenture. For purposes of giving effect to the
                                     foregoing, the Trustees (other than the Controlling
                                     Party) shall irrevocably agree (and the
                                     Certificateholders (other than the Certificateholders
                                     represented by the Controlling Party) shall be deemed
                                     to agree by virtue of their purchase of Certificates)
                                     to exercise their voting rights as directed by the
                                     Controlling Party. For a description of certain
                                     limitations on the Controlling Party's rights to
                                     exercise remedies, see "Description of the Equipment
                                     Notes--Remedies".

                                    "Final Distributions" means, with respect to the
                                     Certificates of any Trust on any Distribution Date, the
                                     sum of (x) the aggregate amount of all accrued and
                                     unpaid interest on such Certificates and (y) the Pool
                                     Balance of such Certificates as of the immediately
                                     preceding Distribution Date. For purposes of
                                     calculating Final Distributions with respect to the
                                     Certificates of any Trust, any premium paid on the
                                     Equipment Notes held in such Trust that has not been
                                     distributed to the Certificateholders of such Trust
                                     (other than such premium or a portion thereof applied
                                     to the payment of interest on the Certificates of such
                                     Trust or the reduction of the Pool Balance of such
                                     Trust) shall be added to the amount of such Final
                                     Distributions.

                                    (i)  Upon the occurrence and during the continuation of
                                     any Indenture Default under any Indenture, the
                                         Controlling Party may accelerate and sell all (but
                                         not less than all) of the Equipment Notes issued
                                         under such Indenture to any person, subject to the
                                         provisions of paragraph (ii) below. The proceeds of
                                         such sale will be distributed pursuant to the
                                         provisions of the Intercreditor Agreement.

                                    (ii) So long as any Certificates are outstanding, during
                                     nine months after the earlier of (x) the acceleration
                                         of the Equipment Notes under any Indenture or (y)
                                         the bankruptcy or insolvency of Continental,
                                         without the consent of each Trustee, (a) no
                                         Aircraft subject to the lien of such Indenture or
                                         such Equipment Notes may be sold, if the net
                                         proceeds from such sale would be less than the
                                         Minimum Sale Price for such Aircraft or such
                                         Equipment Notes, and (b) the amount and payment
                                         dates of rentals payable by Continental under the
                                         Lease for such Aircraft may not be adjusted, if, as
                                         a result of such adjustment, the discounted present
                                         value of all such rentals would be less

                                         than 75% of the discounted present value of the
                                         rentals payable by Continental under such Lease
                                         before giving effect to such adjustment, in each
                                         case, using the weighted average interest rate of
                                         the Equipment Notes outstanding under such
                                         Indenture as the discount rate.

                                    "Minimum Sale Price" means, with respect to any Aircraft
                                     or the Equipment Notes issued in respect of such
                                     Aircraft, at any time, the lesser of (1) 75% of the
                                     Appraised Current Market Value of such Aircraft and (2)
                                     the aggregate outstanding principal amount of such
                                     Equipment Notes, plus accrued and unpaid interest
                                     thereon.

Federal Income Tax
  Consequences:...................  Each Trust will be classified as a grantor trust for federal income tax purposes. Each Certificate Owner
                                     generally should report on its federal income tax
                                     return its pro rata share of income from the Equipment
                                     Notes and other property held by the relevant Trust.
                                     See "Certain U.S. Federal Income Tax Consequences".

ERISA Considerations: ............  In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as
                                     amended ("ERISA"), or Section 4975 of the Internal
                                     Revenue Code of 1986, as amended (the "Code") (or
                                     entities which may be deemed to hold the assets of any
                                     such Plan) will be eligible to purchase the
                                     Certificates, subject to the circumstances applicable
                                     to such Plans. By its acceptance of a Certificate, each
                                     Certificateholder will be deemed to have represented
                                     and warranted that either (i) no Plan assets have been
                                     used to purchase such Certificate or (ii) the purchase
                                     and holding of such Certificate is exempt from the
                                     prohibited transaction restrictions of ERISA and
                                     Section 4975 of the Code pursuant to one or more
                                     prohibited transaction statutory or administrative
                                     exemptions. See "ERISA Considerations". Each Plan
                                     fiduciary (and each fiduciary for a governmental or
                                     church plan subject to rules similar to those imposed
                                     on Plans under ERISA) should consult with its legal
                                     advisor concerning an investment in any of the
                                     Certificates.

Rating of the Certificates: ......  It is a condition to the issuance of the Certificates that the Certificates be rated by Moody's Investors
                                     Service, Inc. ("Moody's") and Standard & Poor's Ratings
                                     Services, a division of The McGraw-Hill Companies, Inc.
                                     ("Standard & Poor's", and together with Moody's, the
                                     "Rating Agencies"), as set forth below. The Company's
                                     ability to pay any losses on investments or interest
                                     due with respect to the funds held by the Trustees in
                                     escrow pending any delayed purchase of Equipment Notes
                                     has not been rated.

                                                                                                       STANDARD &
                                            CERTIFICATES                                     MOODY'S     POOR'S
                                            ----------------------------------------------  ---------  -----------

                                            Class A.......................................     A3          A+

                                            Class B.......................................    Baa2         A-

                                            Class C.......................................     Ba1         BBB

                                    A rating is not a recommendation to purchase, hold or
                                     sell Certificates, inasmuch as such rating does not
                                     address market price or suitability for a particular
                                     investor. There can be no assurance that such ratings
                                     will not be lowered or withdrawn by a Rating Agency if,
                                     in the opinion of such Rating Agency, circumstances
                                     (including the downgrading of Continental or the
                                     Liquidity Provider) so warrant. See "Risk Factors--Risk
                                     Factors Relating to the Certificates and the
                                     Offering--Ratings of the Certificates".

                                                                                       MOODY'S   STANDARD & POOR'S
                                                                                      ---------  -----------------

Rating of the Liquidity Provider:.........  Short Term..............................     P-1           A-1+

Threshold Rating:.........................  Short Term..............................     P-1            A-1

                      SUMMARY FINANCIAL AND OPERATING DATA

    The following tables summarize certain consolidated financial data and certain operating data with respect to the Company. The following selected consolidated financial data for the years ended December 31, 1996, 1995 and 1994 is derived from the audited consolidated financial statements of the Company incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. The consolidated financial data of the Company for the three and six months ended June 30, 1997 and 1996 is derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto.

                                  THREE MONTHS       SIX MONTHS
                                 ENDED JUNE 30,    ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                                ----------------  ----------------  ------------------------------------
                                 1997     1996     1997     1996       1996          1995         1994
                                -------  -------  -------  -------  ----------     --------     --------

                                       (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND RATIOS)
FINANCIAL DATA -- OPERATIONS:
Operating Revenue.............  $ 1,786  $ 1,639  $ 3,484  $ 3,128     $ 6,360       $5,825       $5,670
Operating Expenses............    1,555    1,410    3,107    2,779       5,835(1)     5,440(2)     5,681
                                -------  -------  -------  -------  ----------     --------     --------
Operating Income (Loss).......      231      229      377      349         525          385          (11)
Nonoperating Income
  (Expense)...................      (23)     (23)     (45)     (48)        (97)         (75)(3)     (640)(4)
                                -------  -------  -------  -------  ----------     --------     --------
Income (Loss) before Income
  Taxes, Minority Interest and
  Extraordinary Loss..........      208      206      332      301         428          310         (651)
Net Income (Loss).............  $   128  $   167  $   202  $   255     $   319       $  224       $ (613)
                                -------  -------  -------  -------  ----------     --------     --------
                                -------  -------  -------  -------  ----------     --------     --------
Earnings (Loss) per Common and
  Common Equivalent
  Share(5)....................  $  2.01  $  2.53  $  3.13  $  3.90     $  4.87       $ 3.60       $(11.88)
                                -------  -------  -------  -------  ----------     --------     --------
                                -------  -------  -------  -------  ----------     --------     --------
Earnings (Loss) per Common
  Share Assuming Full
  Dilution(5).................  $  1.64  $  2.04  $  2.58  $  3.25     $  4.11       $ 3.15       $(11.88)
                                -------  -------  -------  -------  ----------     --------     --------
                                -------  -------  -------  -------  ----------     --------     --------
Ratio of Earnings to Fixed
  Charges(6)..................     2.48     2.57     2.18     2.13        1.81         1.53        --

                                  THREE MONTHS       SIX MONTHS
                                 ENDED JUNE 30,    ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                                ----------------  ----------------  ------------------------------------
                                 1997     1996     1997     1996       1996          1995         1994
                                -------  -------  -------  -------  ----------     --------     --------
OPERATING DATA (JET OPERATIONS
  ONLY):(7)
Revenue passenger miles
  (millions)(8)...............   11,922   10,527   22,813   20,279      41,914       40,023       41,588
Available seat miles
  (millions)(9)...............   16,486   15,152   32,318   29,703      61,515       61,006       65,861
Passenger load factor(10).....     72.3%    69.5%    70.6%    68.3%       68.1%        65.6%        63.1%
Breakeven passenger load
  factor(11)..................     62.4%    59.4%    62.3%    60.2%       60.7%(13)     60.8%       62.9%
Passenger revenue per
  available seat mile
  (cents).....................     9.31     9.35     9.30     9.13        8.93         8.20         7.22
Operating cost per available
  seat mile (cents)...........     8.90     8.81     9.08     8.86        8.77(13)     8.36         7.86
Average yield per revenue
  passenger mile
  (cents)(12).................    12.87    13.46    13.17    13.37       13.10        12.51        11.44
Average length of aircraft
  flight (miles)..............      944      888      935      882         896          836          727

                                          (SEE FOOTNOTES ON THE FOLLOWING PAGE.)

                                                                                            JUNE 30,    DECEMBER 31,
                                                                                              1997          1996
                                                                                           -----------  -------------
                                                                                            (IN MILLIONS OF DOLLARS)
FINANCIAL DATA -- BALANCE SHEET:
Assets:
Cash and Cash Equivalents, including restricted cash and cash equivalents
  of $74 and $76, respectively(14).......................................................   $     994     $   1,061
Other Current Assets.....................................................................         685           573
Total Property and Equipment, Net........................................................       1,885         1,596
Routes, Gates and Slots, Net.............................................................       1,454         1,473
Other Assets, Net........................................................................         498           503
                                                                                           -----------       ------
      Total Assets.......................................................................   $   5,516     $   5,206
                                                                                           -----------       ------
                                                                                           -----------       ------
Liabilities and Stockholders' Equity:
Current Liabilities......................................................................   $   2,324     $   2,104
Long-Term Debt and Capital Leases........................................................       1,581         1,624
Deferred Credits and Other Long-Term Liabilities.........................................         655           594
Minority Interest........................................................................          15            15
Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust
  Holding Solely Convertible Subordinated
  Debentures(15).........................................................................         242           242
Redeemable Preferred Stock...............................................................          --            46
Common Stockholders' Equity..............................................................         699           581
                                                                                           -----------       ------
      Total Liabilities and Stockholders' Equity.........................................   $   5,516     $   5,206
                                                                                           -----------       ------
                                                                                           -----------       ------

------------------------

(1) Includes a $128 million fleet disposition charge recorded in 1996 associated primarily with the Company's decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200 aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory that is not expected to be consumed through operations to its estimated fair value and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.

(2) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

(3) Includes a pre-tax gain of $108 million ($30 million after tax) on the series of transactions by which the Company and its subsidiary, Continental CRS Interests, Inc., transferred certain assets and liabilities relating to the computerized reservation business of such subsidiary to a newly-formed limited liability company and the remaining assets and liabilities were sold.

(4) Includes a provision of $447 million recorded in 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.

(5) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128--'Earnings per Share" ("SFAS 128") which specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). SFAS 128 replaces the presentation of primary and fully diluted EPS pursuant to Accounting Principles Board Opinion No. 15--'Earnings per Share" ("APB 15") with the presentation of basic and diluted EPS. The Company is required to adopt SFAS 128 with its December 31, 1997 financial statements and restate all prior period EPS data. The Company will continue to account for EPS pursuant to APB 15 until that time.

    Under SFAS 128, the Company's basic and diluted EPS were:

                                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                JUNE 30,              JUNE 30,        FOR THE YEARS ENDED
                                                          --------------------  --------------------  --------------------
                                                            1997       1996       1997       1996       1996       1995
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Basic EPS...............................................  $    2.22  $    3.05  $    3.50  $    4.65  $    5.75  $    4.07
Diluted EPS.............................................  $    1.63  $    2.09  $    2.58  $    3.31  $    4.17  $    3.37


                                                            1994
                                                          ---------
Basic EPS...............................................  $  (11.88)
Diluted EPS.............................................  $  (11.88)

(6) For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary loss plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization on previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense. For the year ended December 31, 1994, earnings were inadequate to cover fixed charges and the coverage deficiency was $667 million.

(7) Includes operating data for CMI, but does not include operating data for Express' regional jet operations or turboprop operations.

(8) The number of scheduled miles flown by revenue passengers.

(9) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(10) Revenue passenger miles divided by available seat miles.

(11) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonoperating items.

(12) The average revenue received for each mile a revenue passenger is carried.

(13) Excludes a $128 million fleet disposition charge. See Note (1) for description of the fleet disposition charge.

(14) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements.

(15) The sole assets of such Trust are convertible subordinated debentures, with an aggregate principal amount of $250 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

RISK FACTORS RELATING TO THE COMPANY

  LEVERAGE AND LIQUIDITY

    Continental is more leveraged and has significantly less liquidity than certain of its competitors, several of whom have substantial available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry and may not have as much flexibility to respond to changing economic conditions or to exploit new business opportunities.

    During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

    As of June 30, 1997, Continental had approximately $1.9 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.0 billion of minority interest, Continental-obligated mandatorily redeemable preferred securities of subsidiary trust and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7--"Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

    As of June 30, 1997, Continental had $920 million in cash and cash equivalents (excluding restricted cash and cash equivalents of $74 million). Continental has significant encumbered assets.

    For 1997, Continental expects to incur cash expenditures under operating leases relating to aircraft of approximately $631 million, compared to $568 million for 1996, and approximately $232 million relating to facilities and other rentals, compared to $210 million in 1996. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "--Risk Factors Relating to the Airline Industry--Regulatory Matters".

    As of August 1, 1997, the Company had firm commitments with The Boeing Company ("Boeing") to take delivery of a total of 121 principally narrowbody jet aircraft during the years 1997 through 2003 with options for an additional 90 aircraft (exercisable subject to certain conditions). These aircraft will replace older, less efficient Stage 2 aircraft and allow for growth of operations. In addition, the Company recently signed a letter of intent with Boeing to purchase 35 new widebody jet aircraft. This new order consists of five firm Boeing 777-200 aircraft and 30 firm Boeing 767-400ER aircraft, with options for additional 777 and 767 aircraft to be negotiated by the parties. The new widebody aircraft will replace Continental's fleet of DC10-10 and DC10-30 aircraft, which will be retired as the new Boeing aircraft are delivered, and will also be used to expand the airline's international and transcontinental service. The ten firm delivery 777 aircraft (including five aircraft the Company already had on order, the deliveries of which will be accelerated) will be delivered in September 1998 through May 1999, and the thirty firm delivery 767 aircraft will be delivered starting in mid-2000 through the end of 2005. In connection with this new order, the Company will obtain the flexibility to substitute certain aircraft on order with Boeing and will obtain other benefits. The new order with Boeing is subject to the negotiation and execution of definitive documentation. It provides that the Company will purchase from Boeing the carrier's requirements for new jet aircraft (other than regional jets) over the next twenty years, subject to certain conditions. However, Boeing has agreed with the European Commission not to enforce such provision. The Company requested a business offer from Boeing which would include the requirements commitment in order to obtain more favorable terms and flexibility.

    The estimated aggregate cost of the Company's firm commitments for the 121 Boeing aircraft previously ordered and the 35 widebody aircraft included in the recent Boeing letter of intent is approximately $7 billion. The Company has completed or has third party commitments for a total of approximately $662 million in financing for its future narrowbody Boeing deliveries, and has commitments or letters of intent from various sources for backstop financing for approximately one-fourth of the anticipated acquisition cost of its future narrowbody and widebody Boeing deliveries. The Company currently plans on financing the new Boeing aircraft with enhanced equipment trust certificates or similar financing and lease equity, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for other aircraft and aircraft-related expenditures such as engines, spare parts, simulators and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Deliveries of new Boeing aircraft are expected to increase aircraft rental, depreciation and interest costs while generating cost savings in the areas of maintenance, fuel and pilot training.

    In September 1996, Express placed an order for 25 firm EMB-145ER regional jets, with options for an additional 175 aircraft. In June 1997, Express exercised its option to order 25 of such option aircraft. Express now has options for an additional 150 regional jets exercisable at the election of the Company over the next 12 years. Neither Express nor Continental will have any obligation to take such aircraft that are not financed by a third party and leased to the Company. Express has taken delivery of ten of the firm aircraft through August 1, 1997 and will take delivery of the remaining 40 firm aircraft through the third quarter of 1999. The Company expects to account for all of these aircraft as operating leases.

    In July 1997, Continental entered into a $575 million credit facility (the "Credit Facility"), including a $275 million five-year term loan. The proceeds of the term loan were loaned by Continental to its wholly owned subsidiary Air Micronesia, Inc. ("AMI"), the parent of CMI, reloaned to CMI and used by CMI to prepay its existing secured term loan. In connection with this prepayment, Continental will record a $4 million after-tax extraordinary charge to consolidated earnings in the third quarter of 1997. The Credit Facility also includes a $225 million revolving credit facility and a $75 million seven-year term loan for general corporate purposes.

    The Credit Facility is secured by substantially all of CMI's assets (other than aircraft subject to other financing arrangements) but does not contain any financial covenants relating to CMI other than covenants restricting CMI's incurrence of certain indebtedness and pledge or sale of assets. AMI's rights with respect to its loan to CMI and Continental's rights with respect to its loan to AMI (as well as Continental's stock in AMI and AMI's stock in CMI) are pledged as collateral for loans to Continental under the Credit Facility. CMI and AMI have guaranteed Continental's obligations under the Credit Facility. In addition, the Credit Facility contains certain financial covenants applicable to Continental comparable to those contained in the Facility discussed below and prohibits Continental from granting a security interest on certain of its international route authorities and domestic slots.

    In July 1997, the Company purchased the rights of United Micronesia Development Association, Inc. ("UMDA") to receive future payments under a services agreement between UMDA and CMI (pursuant to which CMI was to pay UMDA approximately 1% of the gross revenues of CMI, as defined, through January 1, 2012, which payment by CMI to UMDA totaled $6 million in 1996) and UMDA's 9% interest in AMI, terminated the Company's obligations to UMDA under a settlement agreement entered into in 1987, and terminated substantially all of the other contractual arrangements between the Company, AMI and CMI, on the one hand, and UMDA on the other hand, for an aggregate consideration of $73 million.

    In April 1997, Continental entered into a $160 million floating rate (LIBOR plus 1.125% or prime) secured revolving credit facility (the "Facility"). The revolving loans made under the Facility will be used for the purpose of making certain predelivery payments to Boeing for new Boeing aircraft to be delivered through December 1999. The Facility contains certain financial covenants, including maintenance of a minimum fixed charge ratio, a minimum net worth and a minimum unrestricted cash balance. Continental is also restricted from paying cash dividends and making certain other payments.

    In March 1997, Continental completed an offering of $707 million of pass through certificates. The pass through certificates are not direct obligations of, or guaranteed by, Continental and are therefore not included in the accompanying consolidated financial statements. The cash proceeds from the transaction were deposited with an escrow agent and will be used to finance (through either leveraged leases or secured debt financings) the debt portion of the acquisition cost of up to 30 new aircraft from Boeing scheduled to be delivered to Continental through February 1998. In connection therewith, owner participants have committed to approximately $184 million of equity financing to be used in leveraged leases of 27 of such aircraft. If any funds remain as deposits with the escrow agent for such pass through certificates at the end of the delivery period (which may be extended to June 1998), such funds will be distributed back to the certificate holders. Such distribution will include a make-whole premium payable by Continental. Management believes that the likelihood that the Company would be required to pay a material make-whole premium is remote.

    In June 1997, the Company acquired 10 aircraft previously leased by it. The debt financing for the acquisition of the six Boeing 737-300 aircraft and the four McDonnell Douglas MD-82 aircraft was funded by the private placement of $155 million of pass through certificates. The pass through certificates were issued by separate pass through trusts that acquired equipment trust notes issued on a recourse basis by Continental.

    In February 1997, the Company began construction of a new hangar and improvements to a cargo facility at the Company's hub at Newark International Airport which is expected to be completed in the fourth quarter of 1997. The Company expects to finance these projects, which will cost approximately $21 million, through tax-exempt bonds to be issued by the New Jersey Economic Development Authority. In addition, the Company is also planning a facility expansion at Newark which would require, among other matters, agreements to be reached with the applicable airport authority.

    The Company has announced plans to expand its facilities at its Hopkins International Airport hub in Cleveland, which is expected to be completed in the first quarter of 1999. The expansion, which will include a new jet concourse for the new regional jet service offered by Express, as well as other facility improvements, is expected to cost approximately $120 million, which the Company expects will be funded principally by the issuance of a combination of tax-exempt special facilities revenue bonds and general airport revenue bonds by the City of Cleveland. In connection therewith, the Company expects to enter into long-term leases with the City of Cleveland under which rental payments will be sufficient to service the related bonds.

    The Company has announced plans to build a wide-body aircraft maintenance hangar in Honolulu, Hawaii at an estimated cost of $24 million. Construction of the hangar, anticipated to be completed by the second quarter of 1998, is expected to be financed by tax-exempt special facilities revenue bonds issued by the State of Hawaii. In connection therewith, the Company expects to enter into long-term leases under which rental payments will be sufficient to service the related bonds.

    In April 1997, the City of Houston (the "City") completed the offering of $190 million aggregate principal amount of tax-exempt special facilities revenue bonds (the "IAH Bonds") payable solely from rentals paid by Continental under long-term lease agreements with the City. The IAH Bonds are unconditionally guaranteed by the Company. The proceeds from the IAH Bonds are being used to finance the acquisition, construction and installation of certain terminal and other airport facilities located at Continental's hub at George Bush Intercontinental Airport in Houston, including a new automated people mover system linking Terminals B and C and 20 aircraft gates in Terminal B into which Continental intends to expand its operations. The expansion project is expected to be completed by the summer of 1999.

    In April 1997, Continental redeemed for cash all of the 460,247 outstanding shares of its Series A 12% Cumulative Preferred Stock ("Series A 12% Preferred") held by an affiliate of Air Canada, a Canadian corporation, for $100 per share plus accrued dividends thereon. The redemption price, including accrued dividends, totaled $48 million.

    In June 1997, Continental purchased from Air Partners warrants to purchase 3,842,542 shares of Class B common stock of the Company for $94 million in cash.

  CONTINENTAL'S HISTORY OF OPERATING LOSSES

    Although Continental recorded net income of $202 million for the six months ended June 30, 1997, $319 million in 1996 and $224 million in 1995, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  AIRCRAFT FUEL

    Since fuel costs constitute a significant portion of Continental's operating costs (approximately 14.1% for the six months ended June 30, 1997 and 13.3% for the year ended December 31, 1996), significant changes in fuel costs would materially affect the Company's operating results. Jet fuel prices have increased significantly since December 31, 1995, although such prices have moderated recently. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company enters into petroleum option contracts to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

  LABOR MATTERS

    The Company recently began collective bargaining agreement negotiations with its Continental Airlines pilots, whose contract became amendable in July 1997, and Express pilots, whose contract becomes amendable in October 1997. Negotiations are in progress to amend these contracts. The Company believes that mutually acceptable agreements can be reached with such employees, although the ultimate outcome of the negotiations is unknown at this time. The Company's mechanics and related employees recently voted to be represented by the International Brotherhood of Teamsters (the "Teamsters"). The Company does not believe that the Teamsters' union representation will be material to the Company.

  CERTAIN TAX MATTERS

    At December 31, 1996, the Company had estimated net operating loss carryforwards ("NOLs") of $2.3 billion for federal income tax purposes that will expire through 2009 and federal investment tax credit carryforwards of $45 million that will expire through 2001.

    The Company had, as of December 31, 1996, deferred tax assets aggregating $1.3 billion, including $804 million of NOLs. The Company recorded a valuation allowance of $694 million against such assets as of December 31, 1996. The Company has consummated several built-in-gain transactions, which resulted in the realization of tax benefits related to NOLs and investment tax credit carryforwards attributable to the Company's predecessor that were previously recorded. To the extent the Company consummates additional built-in-gain transactions, such benefits will reduce the valuation allowance and reorganization value in excess of amounts allocable to identifiable assets. If such reorganization value is exhausted, reductions in the valuation allowance would decrease other intangibles.

    As a result of NOLs, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.1 billion of taxable income following December 31, 1996.
Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term tax-exempt rate (which is 5.45% for September 1997). Unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's annual NOL utilization would be limited to approximately $136 million per year.

  CONTINENTAL MICRONESIA

    Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1994 and 1995 increased CMI's profitability while a decline of the yen against the dollar in 1996 and 1997 to date have reduced CMI's profitability. As a result of the recent weakness of the yen against the dollar and increased fuel costs, CMI's operating earnings declined during the past four quarters as compared to similar periods a year ago, and are not expected to improve materially absent a stronger yen or reduced fuel costs.

    To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Such options historically have not had a material effect on the Company's results of operations or financial condition. Any significant and sustained decrease in traffic or yields (including due to the value of the yen) to and from Japan could materially adversely affect Continental's consolidated profitability.

  PRINCIPAL STOCKHOLDER

    On November 21, 1996, Air Partners, L.P., a Texas limited partnership and major stockholder of the Company ("Air Partners"), exercised its right to sell to the Company, and the Company subsequently purchased, for $50 million, warrants to purchase 2,614,379 shares of Class B common stock (representing a portion of the total warrants held by Air Partners) pursuant to an agreement entered into earlier in 1996 with the Company. Also, on June 2, 1997, Continental purchased from Air Partners warrants to purchase 3,842,542 shares of Class B common stock of the Company for $94 million. As of August 1, 1997, Air Partners held approximately 9.4% of the common equity interest and 40.6% of the general voting power of the Company. If all the remaining warrants held by Air Partners had been exercised on August 1, 1997, approximately 13.8% of the common equity interest and 51.5% of the general voting power of the Company would have been held by Air Partners. Various provisions in the Company's Certificate of Incorporation and Bylaws currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in the control of the Company.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  INDUSTRY CONDITIONS AND COMPETITION

    The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources (and in certain cases, lower cost structures), as well as smaller carriers with low cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased subsequently, fuel costs have also increased significantly. In addition, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

    The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  REGULATORY MATTERS

    In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise, aging aircraft and other regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, DOT regulations and judicial decisions.

    Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995. The ticket tax was reinstated on August 27, 1996, expired on December 31, 1996 and was reinstated again on March 7, 1997. Congress recently passed tax legislation reimposing and significantly modifying the ticket tax. The legislation includes the imposition of new excise tax and segment fee tax formulas to be phased in over a multi-year period, an increase in the international departure tax and the imposition of a new arrivals tax, and the extension of the ticket tax to cover items such as the sale of frequent flyer miles. Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the reimposition of the ticket tax, nor the benefit previously realized by its expiration, can be precisely determined.

    Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently proposed or enacted in the future will not adversely affect the Company.

  SEASONAL NATURE OF AIRLINE BUSINESS

    Due to the greater demand for air travel during the summer months, revenue in the airline industry in the third quarter of the year is generally significantly greater than revenue in the first quarter of the year and moderately greater than revenue in the second and fourth quarters of the year for the majority of air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AVMARK, MBA and SH&E, and such appraisals are based on varying assumptions and methodologies which differ among the Appraisers. The Appraisers have delivered letters summarizing their respective reports, copies of which are annexed to this Prospectus Supplement as Appendix II. See "Description of the Aircraft and the Appraisals--The Appraisals". The appraised value of each Aircraft, and accordingly the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. An appraisal is only an estimate of value and should not in any event be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the supply of aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

    The Aircraft constitute the initial nine aircraft delivered pursuant to Continental's firm order for 50 EMB-145ER aircraft, the first of which was delivered in December 1996 and placed into commercial service in April 1997. Continental has the option to acquire an additional 150 EMB-145ER aircraft. Continental was the initial North American customer for the EMB-145ER aircraft, and Embraer has advised Continental that in June 1997, American Airlines placed a firm order for 42 EMB-145ER aircraft. Embraer has advised Continental that, through July 1997, a total of 17 EMB-145ER aircraft have been delivered to a total of five airlines.

    The EMB-145ER aircraft is a 50-seat aircraft that represents Embraer's entry into the regional jet aircraft market. Currently, most aircraft of such capacity in commercial aviation service utilize propeller engines. Although Continental believes that Express's customers will generally favor the EMB-145ER aircraft over comparable propeller aircraft, no assurance can be given that the EMB-145ER aircraft will become widely used in commercial aviation service.

    Since the EMB-145ER aircraft is newly designed and recently introduced into service, there is not currently an active market for used EMB-145ER aircraft. In addition, Continental cannot predict whether a substantial number of EMB-145ER aircraft will be produced or whether a significant number of other air carriers will operate such aircraft. Accordingly, no assurance can be given that an active secondary market in EMB-145ER aircraft will develop. As a result, the ability of the Indenture Trustees to sell the Aircraft in connection with the exercise of remedies under the Indenture could be adversely affected.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    Certain provisions of the Intercreditor Agreement, which provides for the subordination of the Class B Certificates to the Class A Certificates and the subordination of the Class C Certificates to the Class B Certificates, may result in the holders of the subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a Triggering Event even if all of the Equipment Notes are paid in full.

    Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments in respect of Equipment Notes received by the Subordination Agent will be distributed in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Provider; (2) to the Trustee for the Class A Certificates to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Trustee for the Class B Certificates to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Trustee for the Class C Certificates to the extent required to pay Expected Distributions on the Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and each Trustee.

    Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Trustee for the Class A Certificates to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Trustee for the Class B Certificates to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and (5) to the Trustee for the Class C Certificates to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

    The definition of "Adjusted Expected Distributions" provides in certain circumstances for the distribution to senior Classes of Certificates of amounts in excess of scheduled principal payments of the Equipment Notes held in the Trust applicable to such Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions". Accordingly, the priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes.

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

    Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies under such Indenture (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing under such Indenture, by the Controlling Party. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider will have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates, to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions described in the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

    The Equipment Notes will not be cross-collateralized and, consequently, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

  EQUITY GUARANTY

    Rolls-Royce plc (the "Equity Guarantor" or "Rolls-Royce"), has provided a guaranty (the "Equity Guaranty") to the owner participant, with respect to two of the Aircraft, which Equity Guaranty is not included in the collateral securing the Equipment Notes. Under certain circumstances, the Equity Guarantor has the right to acquire such owner participant's interest in such Aircraft. The Equity Guarantor and certain of its affiliates have various business relationships with Continental, including as a supplier of certain equipment to Continental, and such business relationships could influence the Equity Guarantor's actions as owner participant with respect to an Aircraft.

  RATINGS OF THE CERTIFICATES

    It is a condition to the issuance of the Certificates that the Class A Certificates be rated A3 by Moody's and A+ by Standard & Poor's, the Class B Certificates be rated Baa2 by Moody's and A- by Standard & Poor's and the Class C Certificates be rated Ba1 by Moody's and BBB by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental or a Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates and of the Class C Certificates to the Class B Certificates. Continental's ability to pay any interest due with respect to the Certificates in excess of interest payable on the Equipment Notes and earnings on funds held by the Trustees in escrow pending delayed purchase of the Equipment Notes has not been rated.

  ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

    Prior to the Offering of the Certificates, there has been no public market for the Certificates and neither Continental nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. Continental has been advised by the Underwriters that each of them presently intends to make a market in the Certificates, as permitted by applicable laws and regulations, after consummation of the Offering. None of the Underwriters is obligated, however, to make a market in the Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

    The Aircraft are currently leased to Continental pursuant to interim financing arrangements. The proceeds from the sale of the Certificates being offered hereby will be used by the Trustees to purchase Equipment Notes issued by each Owner Trustee to finance a portion of the purchase price with respect to the purchase by such Owner Trustee of the applicable Aircraft. Any proceeds not used on the Issuance Date to purchase Equipment Notes will be held in escrow by the Trustees until applied to purchase Equipment Notes on or prior to October 31, 1997, and if not so applied, will be returned to the Certificateholders. See "Description of the Certificates--Delayed Purchase of Equipment Notes."

                                  THE COMPANY

    Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first six months of 1997) and, together with its wholly owned subsidiaries Continental Express, Inc. ("Express") and Continental Micronesia, Inc. ("CMI"), serves 198 airports worldwide as of August 1, 1997. Internationally, Continental flies to 65 destinations and offers additional connecting service through alliances with foreign carriers. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through CMI, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

DOMESTIC OPERATIONS

    Continental operates its domestic route system primarily through its hubs at Newark, George Bush Intercontinental in Houston and Cleveland. The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. Each of Continental's hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

  NEWARK

    As of August 1, 1997, Continental operated 56% (240 departures) of average daily jet departures and, together with Express, accounted for 60% (381 departures) of all average daily departures (jet and turboprop) from Newark. Considering the three major airports serving New York City (Newark, LaGuardia and John F. Kennedy), the Company and Express accounted for 25% of all average daily departures, while the next largest carrier, USAirways, and its commuter affiliate accounted for 15% of all average daily departures.

  HOUSTON

    As of August 1, 1997, Continental operated 80% (328 departures) of average daily jet departures and, together with Express, accounted for 83% (453 departures) of all average daily departures from Houston's George Bush Intercontinental Airport. Southwest also has a significant share of Houston departures through Hobby Airport. Considering both Intercontinental and Hobby Airports, Continental operated 54% and Southwest operated 25% of all average daily jet departures from Houston.

  CLEVELAND

    As of August 1, 1997, Continental operated 54% (99 departures) of all average daily jet departures and, together with Express, accounted for 66% (256 departures) of all average daily departures from Cleveland Hopkins International Airport. The next largest carrier, USAirways, and its commuter affiliate accounted for 6% of all average daily departures.

  CONTINENTAL EXPRESS

    Continental's jet service at each of its domestic hub cities is coordinated with Express, which operates under the name "Continental Express". Express operates both advanced, new-generation turboprop aircraft that average approximately five years of age and seat 64 passengers or less and regional jets that are less than a year old and seat 50 passengers. Express began service with these 50-seat regional jets initially in Cleveland in April 1997.

    As of August 1, 1997, Express served 22 destinations from Newark, 20 destinations from George Bush Intercontinental and 35 destinations from Cleveland. In addition, commuter feed traffic is currently provided by other code-sharing partners. In general, Express flights are less than 200 miles in length and less than 90 minutes in duration.

    Management believes Express's turboprop and regional jet operations complement Continental's jet operations by allowing more frequent service to small cities than could be provided economically with conventional jet aircraft and by carrying traffic that connects onto Continental's jets. In many cases, Express (and Continental) compete for such connecting traffic with commuter airlines owned by or affiliated with other major airlines operating out of the same or other cities. Management believes that Express's new EMB-145ER regional jets will provide better customer acceptance and comfort than its turboprop aircraft and will also allow Express to serve certain routes which cannot be served by turboprop aircraft.

  DOMESTIC CARRIER ALLIANCES

    Pursuant to the Company's Fly to Win initiative under the Go Forward Plan, Continental has entered into and continues to develop alliances with domestic carriers:

    - Continental has entered into a series of agreements with America West, including agreements related to code sharing and ground handling, which have created substantial benefits for both airlines. These code-sharing agreements cover 75 city-pairs and allow Continental to link additional destinations to its route network. The sharing of facilities and employees by Continental and America West in their respective key markets has resulted in significant cost savings.

    - Currently, SkyWest, a commuter operator, provides Continental access to six additional markets in California and Arizona through Los Angeles.

    - Continental has entered into a code-sharing arrangement with Gulfstream International Airlines, Inc. ("Gulfstream") which commenced in April 1997. Gulfstream serves as a connection for Continental passengers throughout Florida as well as five markets in the Bahamas.

    - Continental has entered into a code-sharing arrangement with Colgan Air, Inc. which commenced July 1, 1997 on flights connecting in five cities in the eastern United States and offering connections for Continental passengers to 12 cities in the North Eastern and mid-Atlantic regions of the United States.

    - In July 1997, Continental and CMI announced a cooperative marketing agreement with Hawaiian Airlines beginning October 1, 1997 on flights connecting in Honolulu.

INTERNATIONAL OPERATIONS

    Continental serves destinations throughout Europe, Mexico, Central and South America and the Carribean, and has extensive operations in the western Pacific conducted by CMI. As measured by 1996 available seat miles, approximately 28.0% of Continental's jet operations were dedicated to international traffic. As of August 1, 1997, the Company offered 111 weekly departures to 10 European cities and marketed service to six other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline.

    The Company's Newark hub is a significant international gateway. From Newark, the Company serves London, Manchester, Paris, Frankfurt, Dusseldorf, Madrid, Rome, Milan, Lisbon, Vancouver, Toronto and Montreal, and markets certain other destinations in Canada, the United Kingdom, Amsterdam, Prague and other points in Europe through code-sharing arrangements with foreign carriers. Continental recently commenced service from Newark to Birmingham, England, and to Sao Paulo and Rio de Janeiro, Brazil.

    The Company has non-stop service to two Mexican cities, five Caribbean destinations and four South American cities from Newark. In addition, the Company offers one-stop service to two additional South American cities from Newark.

    The Company's Houston hub is the focus of its operations in Mexico and Central America. Continental currently flies from Houston to 11 cities in Mexico, every country in Central America and four cities in South America. Continental recently announced service from Houston to Caracas, Venezuela (scheduled to commence in the fourth quarter of 1997, subject to government approval). Continental commenced service from Houston to Toronto on September 4, 1997. In addition, Continental flies nonstop from Houston to London and Paris.

  CONTINENTAL MICRONESIA

    CMI is a United States-certificated international air carrier engaged in the business of transporting passengers, cargo and mail in the western Pacific, which is one of the fastest growing areas for air travel in the world. From its hub operations based on the island of Guam, CMI provides slot-controlled service to six cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, South Korea and Indonesia. Service to these Japanese cities and certain other Pacific Rim destinations is subject to a variety of regulatory restrictions limiting the ability of other carriers to service these markets.

  FOREIGN CARRIER ALLIANCES

    Over the last decade, major United States airlines have developed and expanded alliances with foreign air carriers, generally involving adjacent terminal operations, coordinated flights, code-sharing and other joint marketing activities. Continental is the sole major United States carrier to operate a hub in the New York City area, by virtue of its Newark operation. Consequently, management believes the Company is uniquely situated to attract alliance partners from Europe, the Far East and South America and intends to aggressively pursue such alliances.

    In addition, management believes that developing a network of international alliance partners will better leverage the Company's hub assets by attracting high-yield flow traffic and result in improved returns to the Company. Further, Continental can enlarge its scope of service more rapidly and enter additional markets with lower capital and start-up costs through formation of alliances with partners as compared with entering markets independently of other carriers.

    Management has a goal of developing alliance relationships that, together with the Company's own flying, will permit expanded service through Newark to major destinations in South America, Europe and Asia, and expanded service through Houston to South America, Europe and Asia. Certain route authorities that would be required for the Company's own service to certain of these destinations are not currently available to the Company.

    Continental has implemented international code-sharing agreements with Alitalia, Air Canada, Transavia, CSA Czech Airlines, Business Air and China Airlines (effective September 20, 1997). Upon receipt of government approval, Continental will commence code sharing arrangements with Aerolineas Centrales de Colombia (ACES), Aeroflot Russian International Airline, Air France, EVA Airways Corporation and Virgin Atlantic Airways.

    Alitalia and Continental code-share between points in the United States and Italy, with Alitalia placing its code on Continental flights between Newark and Rome and Milan, and between Newark and seven U.S. cities and Mexico City. Continental's agreement with Alitalia involves a block-space arrangement pursuant to which the Company and Alitalia share capacity and bear economic risk for blocks of seats on the code-shared trans-Atlantic flights.

    Continental and Air Canada (and its subsidiaries) code-share on six cross-border routes under agreements that expire in April 1998, where Continental places its code on 28 Air Canada flights per day and Air Canada places its code on four Continental flights per day. Continental and Air Canada provide ground handling and other services for each other at certain locations in the United States, Canada and elsewhere.

    In addition, the Company has also entered into joint marketing agreements with other airlines, all of which are currently subject to government approval, which will involve block-space arrangements which management believes are important to Continental's ability to compete as an international airline. In October 1996, Continental announced a block-space agreement with Air France which contemplates a future code-share arrangement on certain flights between Newark and Charles de Gaulle Airport ("CDG") and Houston and CDG. In January 1997, the Company announced a similar agreement with Aeroflot which management anticipates will commence in the second quarter of 1998. Aeroflot will place its code on one daily Continental flight to Moscow and will market the service throughout the Commonwealth of Independent States. In addition, the Company recently signed an agreement for a code-share arrangement with Virgin Atlantic Airways involving the carriers' Newark/New York-London routes and eight other routes flown by Virgin between the United Kingdom and the United States. In August 1997, the Company entered into a code-sharing agreement with EVA Airways Corporation, an airline based in Taiwan, that entitles the Company to place its code on that carrier's flights between Taipei and five cities in the United States.

    The Company anticipates entering into other code-sharing, joint marketing and block-space agreements, which may include the Company undertaking the financial commitment to purchase seats from other carriers.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following document filed with the Commission (File No. 0-9781) is hereby incorporated by reference in this Prospectus Supplement: Continental's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed on August 14, 1997.

    See "Incorporation of Certain Documents by Reference" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Basic Agreement and three separate Trust Supplements. The following summary describes all material terms of the Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Certificates, the Basic Agreement (which is filed as an exhibit to the Registration Statement), the Trust Supplements and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Securities and Exchange Commission (the "Commission").

    Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "--Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each of the Class A Trust, the Class B Trust and the Class C Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

    The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book Entry; Delivery and Form". (Section 3.01) Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust will consist of (i) subject to the Intercreditor Agreement, Equipment Notes issued on a nonrecourse basis by each of the Owner Trustees in connection with each of the nine separate leveraged lease transactions to finance a portion of the purchase price of each of the nine Aircraft, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. Certificates will represent fractional undivided interests in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Sections 3.01(a) and 3.01(b)).

    The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or the Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

SUBORDINATION

    Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider will be parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Provider; (2) to the Trustee for the Class A Certificates to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Trustee for the Class B Certificates to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Trustee for the Class C Certificates to the extent required to pay Expected Distributions on the Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and each Trustee.

    Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Trustee for the Class A Certificates to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Trustee for the Class B Certificates to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and (5) to the Trustee for the Class C Certificates to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

    For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

    The definition of "Adjusted Expected Distributions" provides in certain circumstances for the distribution to senior Classes of Certificates of amounts in excess of scheduled principal payments of the Equipment Notes held in the Trust applicable to such Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions". Accordingly, the priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes.

PAYMENTS AND DISTRIBUTIONS

    Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

    The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on March 24, June 24, September 24 and December 24 of each year, commencing on December 24, 1997. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to six successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

    Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on March 24, June 24, September 24 and December 24 of each year, commencing on December 24, 1997. Scheduled payments of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and March 24, June 24, September 24 and December 24 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes-- Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is September 24, 2014, for the Class B Certificates is December 24, 2008 and for the Class C Certificates is September 24, 2006.

    The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal of or interest on Equipment Notes held on behalf of such Trust, subject to the Intercreditor Agreement. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

    Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes-- Redemption".

    The Basic Agreement and each Trust Supplement require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. The Basic Agreement and each Trust Supplement require that the Trustee establish and maintain, for such Trust and for the benefit of the Certificate holders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Basic Agreement and each Trust Supplement, the Trustee is required to deposit any Scheduled Payments relating to such Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

    The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

    If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, or Wilmington, Delaware (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

    The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

    The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

    As of the Issuance Date, assuming that no early redemption, purchase or default in the payment of principal of any Equipment Notes shall occur and that all of the Equipment Notes are purchased by the Trustees on or prior to October 31, 1997 as described below under "--Delayed Purchase of Equipment Notes", the Scheduled Payments of principal of the Equipment Notes held in each Trust, and the resulting Pool Factors for each Trust after taking into account each such Scheduled Payment, will be as set forth below:

                                               1997-3A TRUST                     1997-3B TRUST                     1997-3C TRUST
                                              EQUIPMENT NOTES                   EQUIPMENT NOTES                   EQUIPMENT NOTES
                                                 SCHEDULED      1997-3A TRUST      SCHEDULED      1997-3B TRUST      SCHEDULED
                                                PAYMENTS OF        EXPECTED       PAYMENTS OF        EXPECTED       PAYMENTS OF
DATE                                             PRINCIPAL       POOL FACTOR       PRINCIPAL       POOL FACTOR       PRINCIPAL
--------------------------------------------  ----------------  --------------  ----------------  --------------  ----------------
September 25, 1997..........................   $            0       1.0000000    $            0       1.0000000    $            0
December 24, 1997...........................          515,402       0.9905327           193,210       0.9902078           180,078
March 24, 1998..............................          423,390       0.9827555            83,136       0.9859943           380,004
June 24, 1998...............................           45,761       0.9819149           268,625       0.9723800           643,996
September 24, 1998..........................          149,601       0.9791669           589,100       0.9425234            39,800
December 24, 1998...........................          566,859       0.9687544           193,210       0.9327312           144,819
March 24, 1999..............................          172,652       0.9655829           125,414       0.9263750           597,751
June 24, 1999...............................          299,241       0.9600862           226,267       0.9149074           469,114
September 24, 1999..........................          173,049       0.9569075           589,100       0.8850508            39,800
December 24, 1999...........................          831,531       0.9416332           193,210       0.8752586            56,826


                                              1997-3C TRUST
                                                 EXPECTED
DATE                                           POOL FACTOR
--------------------------------------------  --------------
September 25, 1997..........................      1.0000000
December 24, 1997...........................      0.9875102
March 24, 1998..............................      0.9611540
June 24, 1998...............................      0.9164879
September 24, 1998..........................      0.9137274
December 24, 1998...........................      0.9036831
March 24, 1999..............................      0.8622244
June 24, 1999...............................      0.8296878
September 24, 1999..........................      0.8269273
December 24, 1999...........................      0.8229860

                                               1997-3A TRUST                     1997-3B TRUST                     1997-3C TRUST
                                              EQUIPMENT NOTES                   EQUIPMENT NOTES                   EQUIPMENT NOTES
                                                 SCHEDULED      1997-3A TRUST      SCHEDULED      1997-3B TRUST      SCHEDULED
                                                PAYMENTS OF        EXPECTED       PAYMENTS OF        EXPECTED       PAYMENTS OF
DATE                                             PRINCIPAL       POOL FACTOR       PRINCIPAL       POOL FACTOR       PRINCIPAL
--------------------------------------------  ----------------  --------------  ----------------  --------------  ----------------
March 24, 2000..............................          348,512       0.9352315           112,156       0.8695744           622,060
June 24, 2000...............................          374,988       0.9283434           239,527       0.8574347           541,102
September 24, 2000..........................          257,094       0.9236209           589,100       0.8275782            43,373
December 24, 2000...........................          905,558       0.9069868           193,210       0.8177860            56,826
March 24, 2001..............................          128,608       0.9046244            98,898       0.8127737           905,341
June 24, 2001...............................          252,000       0.8999955           252,785       0.7999621           728,584
September 24, 2001..........................          167,136       0.8969254           589,100       0.7701055           198,966
December 24, 2001...........................          775,924       0.8826726           193,210       0.7603133           253,262
March 24, 2002..............................          128,608       0.8803102            85,640       0.7559729           973,326
June 24, 2002...............................          252,000       0.8756812           266,043       0.7424894           797,789
September 24, 2002..........................          137,589       0.8731539           589,100       0.7126329           612,707
December 24, 2002...........................          805,471       0.8583583           193,210       0.7028407           364,716
March 24, 2003..............................          128,608       0.8559959            83,088       0.6986296         1,176,170
June 24, 2003...............................          252,000       0.8513670           268,595       0.6850168           892,114
September 24, 2003..........................          105,870       0.8494223           654,814       0.6518297           677,321
December 24, 2003...........................          837,190       0.8340440           342,734       0.6344594           283,844
March 24, 2004..............................          128,608       0.8316817           278,670       0.6203359         1,066,658
June 24, 2004...............................          252,000       0.8270527           941,351       0.5726267           268,731
September 24, 2004..........................           71,814       0.8257336           684,136       0.5379535           751,110
December 24, 2004...........................          999,616       0.8073718           534,524       0.5108630                 0
March 24, 2005..............................          141,238       0.8047774           785,204       0.4710675           651,812
June 24, 2005...............................          111,002       0.8027384           751,447       0.4329829                 0
September 24, 2005..........................          269,589       0.7977864           797,890       0.3925445                 0
December 24, 2005...........................        1,059,437       0.7783258           205,858       0.3821113                 0
March 24, 2006..............................                0       0.7783258         1,642,589       0.2988621                 0
June 24, 2006...............................          213,854       0.7743975           926,396       0.2519109                 0
September 24, 2006..........................           61,588       0.7732662         1,403,842       0.1807618                 0
December 24, 2006...........................        1,305,826       0.7492797           370,976       0.1619601                 0
March 24, 2007..............................                0       0.7492797         1,789,232       0.0712789                 0
June 24, 2007...............................          213,854       0.7453514         1,406,403       0.0000000                 0
September 24, 2007..........................          453,429       0.7370225                 0       0.0000000                 0
December 24, 2007...........................        1,855,972       0.7029304                 0       0.0000000                 0
March 24, 2008..............................          743,622       0.6892709                 0       0.0000000                 0
June 24, 2008...............................          707,548       0.6762741                 0       0.0000000                 0
September 24, 2008..........................        1,493,224       0.6488453                 0       0.0000000                 0
December 24, 2008...........................        1,689,375       0.6178134                 0       0.0000000                 0
March 24, 2009..............................        1,975,143       0.5815323                 0       0.0000000                 0
June 24, 2009...............................        2,010,656       0.5445989                 0       0.0000000                 0
September 24, 2009..........................        2,046,811       0.5070013                 0       0.0000000                 0
December 24, 2009...........................        2,083,614       0.4687277                 0       0.0000000                 0
March 24, 2010..............................        2,121,079       0.4297660                 0       0.0000000                 0
June 24, 2010...............................        2,159,219       0.3901036                 0       0.0000000                 0
September 24, 2010..........................        2,198,046       0.3497280                 0       0.0000000                 0
December 24, 2010...........................        2,237,568       0.3086265                 0       0.0000000                 0
March 24, 2011..............................        2,277,805       0.2667858                 0       0.0000000                 0
June 24, 2011...............................        2,318,762       0.2241929                 0       0.0000000                 0
September 24, 2011..........................        2,183,728       0.1840803                 0       0.0000000                 0
December 24, 2011...........................        1,819,586       0.1506566                 0       0.0000000                 0
March 24, 2012..............................        2,104,210       0.1120047                 0       0.0000000                 0
June 24, 2012...............................        1,885,708       0.0773664                 0       0.0000000                 0
September 24, 2012..........................        1,919,666       0.0421044                 0       0.0000000                 0
December 24, 2012...........................        1,746,152       0.0100296                 0       0.0000000                 0
March 24, 2013..............................          546,009       0.0000000                 0       0.0000000                 0


                                              1997-3C TRUST
                                                 EXPECTED
DATE                                           POOL FACTOR
--------------------------------------------  --------------
March 24, 2000..............................      0.7798413
June 24, 2000...............................      0.7423117
September 24, 2000..........................      0.7393034
December 24, 2000...........................      0.7353621
March 24, 2001..............................      0.6725697
June 24, 2001...............................      0.6220368
September 24, 2001..........................      0.6082369
December 24, 2001...........................      0.5906712
March 24, 2002..............................      0.5231635
June 24, 2002...............................      0.4678307
September 24, 2002..........................      0.4253347
December 24, 2002...........................      0.4000388
March 24, 2003..............................      0.3184623
June 24, 2003...............................      0.2565873
September 24, 2003..........................      0.2096099
December 24, 2003...........................      0.1899231
March 24, 2004..............................      0.1159421
June 24, 2004...............................      0.0973035
September 24, 2004..........................      0.0452082
December 24, 2004...........................      0.0452082
March 24, 2005..............................      0.0000000
June 24, 2005...............................      0.0000000
September 24, 2005..........................      0.0000000
December 24, 2005...........................      0.0000000
March 24, 2006..............................      0.0000000
June 24, 2006...............................      0.0000000
September 24, 2006..........................      0.0000000
December 24, 2006...........................      0.0000000
March 24, 2007..............................      0.0000000
June 24, 2007...............................      0.0000000
September 24, 2007..........................      0.0000000
December 24, 2007...........................      0.0000000
March 24, 2008..............................      0.0000000
June 24, 2008...............................      0.0000000
September 24, 2008..........................      0.0000000
December 24, 2008...........................      0.0000000
March 24, 2009..............................      0.0000000
June 24, 2009...............................      0.0000000
September 24, 2009..........................      0.0000000
December 24, 2009...........................      0.0000000
March 24, 2010..............................      0.0000000
June 24, 2010...............................      0.0000000
September 24, 2010..........................      0.0000000
December 24, 2010...........................      0.0000000
March 24, 2011..............................      0.0000000
June 24, 2011...............................      0.0000000
September 24, 2011..........................      0.0000000
December 24, 2011...........................      0.0000000
March 24, 2012..............................      0.0000000
June 24, 2012...............................      0.0000000
September 24, 2012..........................      0.0000000
December 24, 2012...........................      0.0000000
March 24, 2013..............................      0.0000000

    The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or if any Equipment Notes are not purchased on or prior to October 31, 1997, as described in "--Delayed Purchase of Equipment Notes".

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

    An event of default under an Indenture (an "Indenture Default") will include an event of default under the related Lease (a "Lease Event of Default"). See "Description of Equipment Notes--Indenture Default; Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement-- Priority of Distributions."

    With respect to each Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

    In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

    Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of Intercreditor Agreement--Sale of Equipment Notes and Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the holders of the applicable Trust on a Special Distribution Date. (Sections
4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate (as defined in each Indenture) held in such Trust following an Indenture Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the

Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Default under any Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

    Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

    Each Pass Through Trust Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, PROVIDED that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

    Each Pass Through Trust Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders. (Section 7.03(e))

    Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

    In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (I.E., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences and thereby annul any direction given by such holders or Trustee to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and
(iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

    Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

    A PTC Event of Default is defined under the Pass Through Trust Agreements as the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Class of Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity
Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be validly existing under the laws of the United States or any state thereof, (b) be a "citizen of the United States" (as defined in Section 40102 of Title 49 of the United States Code, relating to aviation (the "Transportation Code")) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Participation Agreements and the Leases, and any other operative documents; and (ii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. In addition, after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing. (Lease, Section 13.2.1; Basic Agreement, Section 5.01)

    The Basic Agreement, the Trust Supplements, the Participation Agreements, the Indentures and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF CERTAIN AGREEMENTS

    Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility,
(iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, PROVIDED such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility, (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (v) to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility (including any supplemental agreement) under the Trust Indenture Act, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, and (vi) to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the trusts under the Basic Agreement by more than one trustee, PROVIDED that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

    Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the Owner Trustees relating to such Certificates (such consent not to be unreasonably withheld), of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby,
(a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (f) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

    In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of (or, with respect to any Delayed Delivery Notes as described in "--Delayed Purchase of Equipment Notes", below, prospective purchaser of) any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Equipment Note, any Participation Agreement, any Lease or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to any such Delayed Delivery Notes, prospective purchaser of) such Equipment Note or the Controlling Party has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of (or, with respect to any such Delayed Delivery Notes, prospective purchaser of) such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to any such Delayed Delivery Note, its commitment to acquire such Delayed Delivery Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Delayed Delivery Note) in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust and (ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the Basic Agreement and applicable Trust Supplement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any relevant Equipment Note (or Delayed Delivery Note), any Participation Agreement, any Lease or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

DELAYED PURCHASE OF EQUIPMENT NOTES

    It is currently anticipated that the Equipment Notes relating to all of the Aircraft will be purchased by the Trusts on Issuance Date. In the event that on the Issuance Date any portion of the proceeds from the sale of the Certificates is not used to purchase the Equipment Notes issuable under any Indenture, such Equipment Notes may be purchased by the Trustees at any time on or prior to October 31, 1997. In such event, the Trustees will hold such proceeds not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in certain specified investments at the direction of the Company, and the Company will be responsible for any losses of principal with respect to such investments. If the Company notifies the applicable Trustee that any such proceeds will not be used to purchase Equipment Notes, or if any proceeds of the issuance of the Certificates are not used to purchase Equipment Notes on or before October 31, 1997, an amount equal to such unused proceeds will be distributed to the Certificateholders after at least 15 days' prior written notice following the Company's notice that such funds will not be used to purchase Equipment Notes or October 31, 1997, as the case may be. Such distribution with respect to Certificates issued by a Trust will include an amount equal to the interest that would have accrued on any Equipment Notes not purchased by such Trust on the Issuance Date, had such Equipment Notes been issued, until the date of such distribution. No premium will be paid with respect to proceeds attributable to the nonpurchase of Equipment Notes. On the first Regular Distribution Date or, if earlier, the date of the distribution referred to in the preceding sentence, the Company will pay to the Trustee of each Trust an amount equal to the interest that would have accrued on any Equipment Notes not purchased by such Trust on the Issuance Date, had such Equipment Notes been issued, until the date such Equipment Notes are purchased by such Trust or, if earlier, the date of such distribution.

THE TRUSTEES

    The Trustee for each Trust will be Wilmington Trust Company.

BOOK-ENTRY; DELIVERY AND FORM

    Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. See "Description of the Certificates--Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

    So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

    The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

    The Liquidity Provider will enter into a separate Liquidity Facility with the Subordination Agent with respect to the Certificates of each of the Trusts pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to six consecutive quarterly Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO Bank N.V., acting through its Chicago branch, is the initial liquidity provider for each of the Trusts, it may be replaced by one or more other entities with respect to such Trusts under certain circumstances. Therefore, the liquidity provider for each such Trust may differ.

DRAWINGS

    The initial amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust will be $5,846,856 , $2,113,190 and $1,540,059, respectively. Except as otherwise provided below, the Liquidity Facility for each of the Class A, Class B and Class C Trusts will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; PROVIDED, HOWEVER, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The Liquidity Facility for each applicable Trust does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than six quarterly installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

    Each payment by the Liquidity Provider under each Liquidity Facility reduces by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; PROVIDED, HOWEVER, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next six successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

    If at any time the short-term unsecured debt rating of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating, each Liquidity Facility provided by the Liquidity Provider may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

    A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the six Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the initial liquidity provider.

    "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's.

    The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) 364 days after the Issuance Date; (ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default"); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. The Liquidity Facility for each Trust provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

    The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust (if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust) in the event that such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to the then Maximum Available Commitment thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.6(d))

    Continental may, at its option, subject to certain limitations, arrange for a Replacement Facility at any time to replace the liquidity facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

    The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in "--Liquidity Events of Default"), the Subordination Agent will request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement,
Section 3.6(i))

    Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

    Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 2.00% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 2.00% per annum, PROVIDED that, in the case of the Final Drawing, the Subordination Agent may convert the Final Drawing into a Drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an Interest Period for such Drawing; PROVIDED, FURTHER, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

    The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows: (i) such amount will be released on any Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. A Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (x) during the period from the date of its borrowing to (but excluding) the date if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus .40% per annum on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing (excluding any portion thereof applied to the payment of interest on the Certificates) and (y) thereafter, at a rate equal to LIBOR for the applicable Interest Period (or, as described in the preceding paragraph, the Base Rate) plus 2.00% per annum;

PROVIDED that the Subordination Agent will be obligated to pay such amount only to the extent that the
Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06)

LIQUIDITY EVENTS OF DEFAULT

    Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes and
(ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

    If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice") the effect of which will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iv) all amounts owing to the Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

    The initial Liquidity Provider for each Trust will be ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch. ABN AMRO Bank N.V. has short term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

    The following summary describes all material provisions of the Intercreditor Agreement. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

INTERCREDITOR RIGHTS

  CONTROLLING PARTY

    Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider will agree that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture (PROVIDED that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), so long as no Indenture Default (which has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Default under such Indenture (which has not been cured by the applicable Owner Trustee or Owner Participant), in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including exercising remedies thereunder or with respect to such Equipment Notes (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

    "Controlling Party" with respect to any Indenture means: (x) the Class A Trustee; (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire Maximum Available Commitment under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider with the highest outstanding amount of Liquidity Obligations shall have the right to elect to become the Controlling Party with respect to any Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

    "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) the amount and payment dates of rentals payable by Continental under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

    The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to an Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

PRIORITY OF DISTRIBUTIONS

    So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

        (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Provider;

        (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

        (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

        (iv) to the Trustee for the Class A Certificates to the extent required to pay Expected Distributions on the Class A Certificates;

        (v) to the Trustee for the Class B Certificates to the extent required to pay Expected Distributions on the Class B Certificates;

        (vi) to the Trustee for the Class C Certificates to the extent required to pay Expected Distributions on the Class C Certificates; and

        (vii) to pay certain fees and expenses of the Subordination Agent and each Trustee.

    "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described above under "Description of the Certificates--Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that
(i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (x) of the definition of Expected Distributions shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

    Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

        (i) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

        (ii) to the Liquidity Provider, to pay the Liquidity Expenses;

        (iii) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations;

        (iv) to the Liquidity Provider, to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) is applicable);

        (v) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

        (vi) to the Trustee for the Class A Certificates to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

        (vii) to the Trustee for the Class B Certificates to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and

        (viii) to the Trustee for the Class C Certificates to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

    "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

        (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less (if applicable) the aggregate amount of escrowed funds for such Class of Certificates as of such immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the date of original issuance of the Certificates of such Class) thereafter distributed to the holders of such Certificates (instead of being used to purchase Delayed Delivery Notes) as described above under "Description of the Certificates--Delayed Purchase of Equipment Notes" (excluding the interest component of any such distribution), and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates,
    (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any unpaid acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, and

        (B) the amount of the excess, if any, of (i) the amount described in subclause (A)(x), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date; PROVIDED that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

    For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

    "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

    "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

    "LTV Ratio" means for the Class A Certificates 41.6%, for the Class B Certificates 56.6% and for the Class C Certificates 67.6%.

    "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; PROVIDED that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

    "LTV Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

    Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

    In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note, or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustees and shall vote or consent in accordance with the directions of the Trustee(s) and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; PROVIDED that no such amendment, modification or waiver shall, without the consent of the Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

    Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

    The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party (or, prior to the occurrence of a Triggering Event, the party who would be the Controlling Party if a Triggering Event had occurred) may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

    The Aircraft consist of nine Embraer EMB-145ER aircraft manufactured in 1996 and 1997. The Aircraft are 50-seat, twin-turbofan jetliners powered by two Allison AE3007A engines, each rated at 7,426 lbs. (3,368 kgs.) thrust. Each Aircraft has a range of approximately 1,330 nautical miles, assuming full seating capacity, a maximum cruise speed of 444 kt. (822 km/h) and a maximum payload of 12,125 lbs. (5,500 kgs.). The Aircraft are new-generation jetliners designed for use primarily on regional routes.

    All of the Aircraft are currently leased on an interim basis by Continental. In connection with the leveraged leases to be entered into in connection with the Offering, the Aircraft will be leased to Continental and subleased to Express. Express plans to use the Aircraft on its routes, which are generally flights of less than 200 miles in length and less than 90 minutes in duration. The subleases are not included in the security for the Equipment Notes and may be modified or terminated at any time without notice to or the consent of the Certificateholders.

THE APPRAISALS

    The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                                                                                              APPRAISALS
                                                                                   ---------------------------------
                                                                       AIRCRAFT
                                                      MANUFACTURER'S  REGISTRATION
AIRCRAFT TYPE                            ENGINE TYPE  SERIAL NUMBER     NUMBER       AVMARK        MBA       SH&E
---------------------------------------  -----------  --------------  -----------  -----------  ---------  ---------

                                                                                       (IN MILLIONS OF DOLLARS)
Embraer EMB-145ER                           AE3007A      145.004        N14925      $   14.50   $   14.47  $   15.14
Embraer EMB-145ER                           AE3007A      145.005        N15926          14.50       14.47      15.14
Embraer EMB-145ER                           AE3007A      145.006        N16927          14.50       14.50      15.14
Embraer EMB-145ER                           AE3007A      145.007        N17928          14.50       14.50      15.14
Embraer EMB-145ER                           AE3007A      145.009        N13929          14.50       14.53      15.14
Embraer EMB-145ER                           AE3007A      145.011        N14930          14.50       14.59      15.14
Embraer EMB-145ER                           AE3007A      145.013        N14931          14.50       14.59      15.14
Embraer EMB-145ER                           AE3007A      145.015        N15932          14.50       14.62      15.14
Embraer EMB-145ER                           AE3007A      145.018        N14933          14.50       14.65      15.14

    The appraised values set forth in the foregoing chart were determined by three independent aircraft appraisal and consulting firms, AVMARK, MBA and SH&E, as of August 29, August 28 and September 4, 1997, respectively. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases and the Participation Agreements set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases and the Participation Agreements, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease and the Participation Agreement that may be applicable to each Aircraft.

GENERAL

    The Equipment Notes will be issued in three series with respect to each Aircraft under a separate Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant who will be the beneficial owner of such Aircraft (the "Owner Participant"), and Wilmington Trust Company, as Loan Trustee.

    The related Owner Trustee will lease each Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Aircraft. The Equipment Notes are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease will be general obligations of Continental.

SUBORDINATION

    Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

    Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

    The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes will be held in each of the Trusts, are as follows:

                                             TRUST 1997-3A     TRUST 1997-3B     TRUST 1997-3C
AIRCRAFT REGISTRATION NUMBER                EQUIPMENT NOTES   EQUIPMENT NOTES   EQUIPMENT NOTES        TOTAL
------------------------------------------  ----------------  ----------------  ----------------  ----------------
N14925....................................   $    6,276,000    $    1,989,000    $    1,692,000    $    9,957,000
N15926....................................        6,276,000         1,989,000         1,692,000         9,957,000
N16927....................................        6,276,000         1,989,000         1,692,000         9,957,000
N17928....................................        5,540,000         2,516,000         1,409,000         9,465,000
N13929....................................        5,540,000         2,516,000         1,409,000         9,465,000
N14930....................................        6,133,000         2,183,000         1,631,000         9,947,000
N14931....................................        6,133,000         2,183,000         1,631,000         9,947,000
N15932....................................        6,133,000         2,183,000         1,631,000         9,947,000
N14933....................................        6,133,000         2,183,000         1,631,000         9,947,000
                                            ----------------  ----------------  ----------------  ----------------
    Total.................................   $   54,440,000    $   19,731,000    $   14,418,000    $   88,589,000
                                            ----------------  ----------------  ----------------  ----------------
                                            ----------------  ----------------  ----------------  ----------------

    Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on March 24, June 24, September 24 and December 24 of each year, commencing on December 24, 1997. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The principal of the Equipment Notes purchased by each Trust will be payable as set forth in Appendix III to this Prospectus Supplement.

    If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    If an Event of Loss occurs with respect to an Aircraft, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

    If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such series, a Make-Whole Premium. (Indenture, Section 2.10(b)) See "--The Leases--Lease Termination".

    If one or more Lease Events of Default shall have occurred and been continuing or the Equipment Notes with respect to an Aircraft have been accelerated, then all, but not less than all, of the Equipment Notes issued with respect to such Aircraft may be purchased by the related Owner Trustee or Owner Participant at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (PROVIDED that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased prior to the Premium Termination Date applicable thereto when a Lease Event of Default shall have occurred and been continuing for less than 180 days). (Indenture, Section 2.13)

    "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

    For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

    "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

    The Equipment Notes issued with respect to each Aircraft will be secured by
(i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Loan Trustee of such Aircraft, subject to the rights of Continental under such Lease, and (iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the manufacturer. Unless and until an Indenture Default has occurred and is continuing, the Loan Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Indenture, Granting Clause) The Equipment Notes are not cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or the Leases related thereto.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee, in investments described in the related Indenture. (Indenture, Section 5.09)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

    The following tables set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Issuance Date and the specified Regular Distribution Dates obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined, in the case of Regular Distribution Dates, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes. Differences may occur due to rounding.

    The Loan to Value Ratio tables are based on the assumption that the value of each Aircraft set forth opposite the Issuance Date included in each table depreciates by approximately 3% of the initial appraised value per year commencing on the in-service date until the tenth year after the in-service date of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

                                                                                                                 AIRCRAFT
                           AIRCRAFT REGISTRATION NUMBER N14925        AIRCRAFT REGISTRATION NUMBER N15926      REGISTRATION
                                                                                                               NUMBER N16927
                        -----------------------------------------  -----------------------------------------  ---------------
                           EQUIPMENT                                  EQUIPMENT                                  EQUIPMENT
                             NOTE          ASSUMED      LOAN TO         NOTE          ASSUMED      LOAN TO         NOTE
                          OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING
         DATE               BALANCE         VALUE        RATIO         BALANCE         VALUE        RATIO         BALANCE
----------------------  ---------------  -----------  -----------  ---------------  -----------  -----------  ---------------

                          (MILLIONS)     (MILLIONS)                  (MILLIONS)     (MILLIONS)                  (MILLIONS)
September 25, 1997....     $    9.96      $   14.50         68.7%     $    9.96      $   14.50         68.7%     $    9.96
September 24, 1998....          9.54          14.07         67.8           9.54          14.07         67.8           9.54
September 24, 1999....          9.10          13.63         66.8           9.10          13.63         66.8           9.10
September 24, 2000....          8.62          13.20         65.4           8.62          13.20         65.4           8.62
September 24, 2001....          8.11          12.76         63.6           8.11          12.76         63.6           8.11
September 24, 2002....          7.56          12.33         61.4           7.56          12.33         61.4           7.56
September 24, 2003....          6.97          11.89         58.7           6.97          11.89         58.7           6.97
September 24, 2004....          6.34          11.46         55.4           6.34          11.46         55.4           6.34
September 24, 2005....          5.78          11.02         52.4           5.78          11.02         52.4           5.78
September 24, 2006....          5.07          10.59         47.9           5.07          10.59         47.9           5.07
September 24, 2007....          4.55          10.15         44.8           4.55          10.15         44.8           4.55
September 24, 2008....          4.20           9.57         43.8           4.20           9.57         43.8           4.20
September 24, 2009....          3.36           8.99         37.3           3.36           8.99         37.3           3.36
September 24, 2010....          2.46           8.41         29.2           2.46           8.41         29.2           2.46
September 24, 2011....          1.49           7.83         19.0           1.49           7.83         19.0           1.49
September 24, 2012....          0.45           7.25          6.3           0.45           7.25          6.3           0.45



                          ASSUMED      LOAN TO
                         AIRCRAFT       VALUE
         DATE              VALUE        RATIO
----------------------  -----------  -----------
                        (MILLIONS)
September 25, 1997....   $   14.50         68.7%
September 24, 1998....       14.07         67.8
September 24, 1999....       13.63         66.8
September 24, 2000....       13.20         65.4
September 24, 2001....       12.76         63.6
September 24, 2002....       12.33         61.4
September 24, 2003....       11.89         58.7
September 24, 2004....       11.46         55.4
September 24, 2005....       11.02         52.4
September 24, 2006....       10.59         47.9
September 24, 2007....       10.15         44.8
September 24, 2008....        9.57         43.8
September 24, 2009....        8.99         37.3
September 24, 2010....        8.41         29.2
September 24, 2011....        7.83         19.0
September 24, 2012....        7.25          6.3

                                                                                                                 AIRCRAFT
                           AIRCRAFT REGISTRATION NUMBER N17928        AIRCRAFT REGISTRATION NUMBER N13929      REGISTRATION
                                                                                                               NUMBER N14930
                        -----------------------------------------  -----------------------------------------  ---------------
                           EQUIPMENT                                  EQUIPMENT                                  EQUIPMENT
                             NOTE          ASSUMED      LOAN TO         NOTE          ASSUMED      LOAN TO         NOTE
                          OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING
         DATE               BALANCE         VALUE        RATIO         BALANCE         VALUE        RATIO         BALANCE
----------------------  ---------------  -----------  -----------  ---------------  -----------  -----------  ---------------

                          (MILLIONS)     (MILLIONS)                  (MILLIONS)     (MILLIONS)                  (MILLIONS)
September 25, 1997....     $    9.47      $   14.50         65.3%     $    9.47      $   14.53         65.1%     $    9.95
September 24, 1998....          9.09          14.07         64.6           9.09          14.09         64.5           9.57
September 24, 1999....          8.71          13.63         63.9           8.71          13.66         63.8           9.19
September 24, 2000....          8.33          13.20         63.1           8.33          13.22         63.0           8.68
September 24, 2001....          7.95          12.76         62.3           7.95          12.79         62.2           8.14
September 24, 2002....          7.42          12.33         60.2           7.42          12.35         60.1           7.55
September 24, 2003....          6.76          11.89         56.9           6.76          11.91         56.8           6.92
September 24, 2004....          6.11          11.46         53.4           6.11          11.48         53.2           6.24
September 24, 2005....          5.60          11.02         50.8           5.60          11.04         50.7           5.66
September 24, 2006....          4.90          10.59         46.3           4.90          10.61         46.2           5.16
September 24, 2007....          4.06          10.15         40.0           4.06          10.17         40.0           4.59
September 24, 2008....          3.16           9.57         33.0           3.16           9.59         33.0           4.10
September 24, 2009....          2.19           8.99         24.4           2.19           9.01         24.3           3.29
September 24, 2010....          1.15           8.41         13.7           1.15           8.43         13.7           2.34
September 24, 2011....          0.13           7.83          1.6           0.13           7.85          1.6           1.32
September 24, 2012....          0.00           0.00           NA           0.00           0.00           NA           0.23



                          ASSUMED      LOAN TO
                         AIRCRAFT       VALUE
         DATE              VALUE        RATIO
----------------------  -----------  -----------
                        (MILLIONS)
September 25, 1997....   $   14.59         68.2%
September 24, 1998....       14.15         67.6
September 24, 1999....       13.71         67.0
September 24, 2000....       13.28         65.4
September 24, 2001....       12.84         63.4
September 24, 2002....       12.40         60.9
September 24, 2003....       11.96         57.8
September 24, 2004....       11.53         54.2
September 24, 2005....       11.09         51.1
September 24, 2006....       10.65         48.5
September 24, 2007....       10.21         44.9
September 24, 2008....        9.63         42.6
September 24, 2009....        9.05         36.3
September 24, 2010....        8.46         27.6
September 24, 2011....        7.88         16.8
September 24, 2012....        7.30          3.2

                                                                                                                 AIRCRAFT
                           AIRCRAFT REGISTRATION NUMBER N14931        AIRCRAFT REGISTRATION NUMBER N15932      REGISTRATION
                                                                                                               NUMBER N14933
                        -----------------------------------------  -----------------------------------------  ---------------
                           EQUIPMENT                                  EQUIPMENT                                  EQUIPMENT
                             NOTE          ASSUMED      LOAN TO         NOTE          ASSUMED      LOAN TO         NOTE
                          OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING     AIRCRAFT       VALUE       OUTSTANDING
         DATE               BALANCE         VALUE        RATIO         BALANCE         VALUE        RATIO         BALANCE
----------------------  ---------------  -----------  -----------  ---------------  -----------  -----------  ---------------

                          (MILLIONS)     (MILLIONS)                  (MILLIONS)     (MILLIONS)                  (MILLIONS)
September 25, 1997....     $    9.95      $   14.59         68.2%     $    9.95      $   14.62         68.0%     $    9.95
September 24, 1998....          9.57          14.15         67.6           9.57          14.18         67.5           9.57
September 24, 1999....          9.19          13.71         67.0           9.19          13.74         66.9           9.19
September 24, 2000....          8.68          13.28         65.4           8.68          13.30         65.3           8.68
September 24, 2001....          8.14          12.84         63.4           8.14          12.87         63.2           8.14
September 24, 2002....          7.55          12.40         60.9           7.55          12.43         60.8           7.55
September 24, 2003....          6.92          11.96         57.8           6.92          11.99         57.7           6.92
September 24, 2004....          6.24          11.53         54.2           6.24          11.55         54.0           6.24
September 24, 2005....          5.66          11.09         51.1           5.66          11.11         51.0           5.66
September 24, 2006....          5.16          10.65         48.5           5.16          10.67         48.4           5.16
September 24, 2007....          4.59          10.21         44.9           4.59          10.23         44.8           4.59
September 24, 2008....          4.10           9.63         42.6           4.10           9.65         42.5           4.10
September 24, 2009....          3.29           9.05         36.3           3.29           9.06         36.2           3.29
September 24, 2010....          2.34           8.46         27.6           2.34           8.48         27.6           2.34
September 24, 2011....          1.32           7.88         16.8           1.32           7.89         16.8           1.32
September 24, 2012....          0.23           7.30          3.2           0.23           7.31          3.2           0.23



                          ASSUMED      LOAN TO
                         AIRCRAFT       VALUE
         DATE              VALUE        RATIO
----------------------  -----------  -----------
                        (MILLIONS)
September 25, 1997....   $   14.65         67.9%
September 24, 1998....       14.21         67.3
September 24, 1999....       13.77         66.7
September 24, 2000....       13.33         65.1
September 24, 2001....       12.89         63.1
September 24, 2002....       12.45         60.6
September 24, 2003....       12.01         57.6
September 24, 2004....       11.57         53.9
September 24, 2005....       11.13         50.9
September 24, 2006....       10.69         48.3
September 24, 2007....       10.26         44.7
September 24, 2008....        9.67         42.4
September 24, 2009....        9.08         36.2
September 24, 2010....        8.50         27.5
September 24, 2011....        7.91         16.7
September 24, 2012....        7.33          3.2

LIMITATION OF LIABILITY

    The Equipment Notes are not direct obligations of, or guaranteed by, Continental, any Owner Participant or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such

Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental under the Lease with respect to such Aircraft).

    Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Loan Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

    Indenture Defaults under each Indenture will include: (a) the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity) to discharge certain liens that continues after notice and specified cure periods,
(d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods,
(e) failure by the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period) or (g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant. (Indenture, Section 4.02) There will not be cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

    If Continental fails to make any quarterly basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to the related Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee or Owner Participant has previously cured six or more immediately preceding quarterly basic rental payment defaults or, in total, twelve or more previous quarterly basic rental payment defaults. The applicable Owner Trustee or Owner Participant also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Indenture, Section 4.03)

    The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indenture, Section 4.08)

REMEDIES

    If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indenture, Section 4.03 and 4.04(b))

    Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Loan Trustee's right to foreclose the lien of the applicable Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Aircraft; PROVIDED that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in
Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code or such Loan Trustee's consent to an extension of such period, (ii) such Loan Trustee's failure to give any requisite notice, or (iii) Continental's assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed). See "--The Leases--Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of Continental, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; PROVIDED that no exercise of any remedies by the related Loan Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Indenture, Section 4.04; Lease, Section 15)

    If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

    Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession.
Section 1110 provides, however, in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

    Each Loan Trustee will receive an opinion of Hughes Hubbard & Reed LLP, counsel to Continental, that the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft so long as Continental continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The opinion of Hughes Hubbard & Reed LLP will not address the availability of Section 1110 with respect to any possible sublessee of an Aircraft if it is subleased by Continental.

    If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indenture, Section 3.03)

    In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

    Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

    Subject to certain limitations, certain provisions of any Indenture, and of the Lease, the Participation Agreement and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and
(ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Aircraft so long as the same would not adversely affect the Note Holders. (Indenture, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, PROVIDED that such change does not adversely affect the interests of any such holder. (Indenture, Section 9.01(c))

    Without the consent of each Liquidity Provider and of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Section 9.01(b))

INDEMNIFICATION

    Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, the Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Aircraft. Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

THE LEASES

    Each Aircraft will be leased to Continental by the relevant Owner Trustee under the relevant Lease.

  LEASE TERM RENTALS AND PAYMENTS

    Each Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The quarterly basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business
Day), and will be assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make scheduled payments of the principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. Each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. Any balance of each such quarterly basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Lease, Section 3: Indenture, Section 3.01)

    "Lease Payment Date" means, with respect to each Lease, March 24, June 24, September 24 or December 24 during the term of such Lease.

  NET LEASE; MAINTENANCE

    Under the terms of each Lease, Continental's obligations in respect of each Aircraft will be those of a lessee under a "net lease". Accordingly, Continental is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Lease, Sections 7.1, 8.1 and 11.1 and Annexes C and D)

  POSSESSION, SUBLEASE AND TRANSFER

    Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Initially, the Aircraft will be subleased to Express. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease. (Lease, Section 7.2.7) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

    Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease and Indenture and other documents under the Transportation Code. (Lease, Section 7.1.1) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

    So long as no Lease Event of Default exists, Continental has the right to register the Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Lease, Section 7.1.2; Participation Agreements, Section 7.6.11)

  LIENS

    Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 35 days or are being contested in good faith by appropriate proceedings; and (iii) judgment liens so long as such judgment is discharged or vacated within 30 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 30 days after expiration of such stay; PROVIDED that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material danger of the sale, forfeiture or loss of such Aircraft. (Lease, Section 6)

  MAINTENANCE; REPLACEMENT OF PARTS; ALTERATIONS

    Continental is required to maintain and operate the Aircraft so as to keep them in as good operating condition as on the closing date under the Lease for such Aircraft, ordinary wear and tear excepted. Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Lease, Section 8.1 and Annex C)

  INSURANCE

    Continental is required to maintain, at its expense (or at the expense of a permitted sublessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence, such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence, such proceeds will be payable directly to Continental so long as the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Lease, Section 11 and Annex D)

    In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted sublessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Lease, Section 11.1 and Annex D)

    Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Lease, Annex D)

    Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Lease, Section 11.1 and Annex D)

    In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee, holders of the Equipment Notes, the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted sublessee or any other person. (Lease, Annex D)

  LEASE TERMINATION

    Unless a Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the last day of the taxable year during which the sixth anniversary of the date on which such Lease commenced occurred (or later dates under certain circumstances), if it makes a good faith determination that the Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to 20 days prior to such proposed date; PROVIDED that Continental may give only three such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Lease, Section 9; Indenture, Section 2.10(b))

    The Owner Trustee has the option to retain title to the Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Lease, Section 9; Indenture Sections 2.06 and 2.10(b))

  EVENTS OF LOSS

    If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the twentieth day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must pay to the Owner Trustee the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium. (Lease, Section 10.1.2; Indenture, Sections 2.10 and 4.05(a)) Upon payment of the stipulated loss value for such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of

Continental thereafter to make the scheduled rent payments with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee (Lease, Section 10.1.2; Indenture, Sections 2.06 and 3.02)

    If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease. (Lease, Section 10.2)

    An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease; (v) any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or government entity of the country of registration of the relevant aircraft) that continues until the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss); and (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of 720 days, PROVIDED that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the term of the relevant Lease; or (vi) with respect to any Engine, any divestiture of title to such Engine shall be treated as an Event of Loss. (Lease, Annex A and Section 7.2.6)

  RENEWAL AND PURCHASE OPTIONS

    At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. In addition, Continental will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Lease, Section 17)

  EVENTS OF DEFAULT UNDER THE LEASES

    Lease Events of Default under each Lease include, among other things, (i) failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within five Business Days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due; (ii) failure by Continental to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee; (iii) failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease; (iv) failure by Continental to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 90 days after the receipt of such notice, (v) any representation or warranty made by Continental in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental; and (vi) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Lease, Section 14)

  REMEDIES EXERCISABLE UPON EVENTS OF DEFAULT UNDER THE LEASE

    If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Lease, Section 15; Indenture, Section 4.04)

  TRANSFER OF OWNER PARTICIPANT INTERESTS

    Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Aircraft. (Participation Agreement, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

    The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Tax Counsel, each Trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the relevant Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by the Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

    In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (I.E., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of an Owner Participant's interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or any transferee of an Owner Participant's interest and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. Regulations proposed by the Internal Revenue Service on April 15, 1996, if finalized in their current form, would modify the certification requirements described in clause (iii) with respect to certain payments after December 31, 1997.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

    The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris, James, Hitchens & Williams, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

    Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

IN GENERAL

    ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless (i) the Certificate qualifies as a "publicly-offered security" within the meaning of the Plan Asset Regulation which requires, among other things, that the Certificate be part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, or (ii) it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, there can be no assurance that any class of the Certificates will be owned by 100 or more investors which would be necessary for a Certificate of that class to qualify as a "publicly-offered security" under the Plan Asset Regulation. Moreover, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. Accordingly, there can be no assurance that equity participation in the Trust by benefit plan investors would not be "significant" within the meaning of the Plan Asset Regulation. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

    The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Underwriters, the Trustees, the Liquidity Provider, the Owner Trustees and the Owner Participants. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable.

    Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

    In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust that holds equipment notes secured by leases and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

    The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    The Underwriter Exemption does not apply to the Class B or Class C Certificates. Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

    Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

    By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                              PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among Continental, Rolls-Royce and the Underwriters listed below (the "Underwriters") relating to the Certificates, Continental has agreed to cause each Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased thereunder.

                                                                        PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                                        AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                                         CLASS A        CLASS B        CLASS C
UNDERWRITER                                                           CERTIFICATES   CERTIFICATES   CERTIFICATES
--------------------------------------------------------------------  -------------  -------------  -------------
Morgan Stanley & Co. Incorporated...................................  $  27,220,000  $   9,866,000  $   7,209,000
Citicorp Securities, Inc............................................     27,220,000      9,865,000      7,209,000
                                                                      -------------  -------------  -------------
  Total.............................................................  $  54,440,000  $  19,731,000  $  14,418,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The Underwriters have advised Continental that the Underwriters propose initially to offer the Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of the amounts for the respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

    PASS THROUGH
     CERTIFICATE        CONCESSION      REALLOWANCE
     DESIGNATION        TO DEALERS      CONCESSION
---------------------  -------------  ---------------
         1997-3A              0.40%           0.25%
         1997-3B              0.45            0.25
         1997-3C              1.00            0.50

    Continental does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

    The Underwriting Agreement provides that Rolls-Royce will reimburse the Underwriters for certain expenses and that Continental and Rolls-Royce will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    Each of the Underwriters and certain of its affiliates have performed, and may in the future perform, commercial banking and investment banking services for Continental and its affiliates in the ordinary course of business.

    It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the ninth business day following the date of pricing of the Certificates (such settlement cycle being herein referred to as "T+9"). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or the next five succeeding business days will be required, by virtue of the fact that the Certificates initially will settle in T+9, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or any of the next succeeding five business days should consult their own advisor.

    In order to facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover over allotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Certificates in the Offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

    The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. Both Hughes Hubbard & Reed LLP and Shearman & Sterling will rely on the opinion of Morris, James, Hitchens & Williams, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters relating to the authorization, execution and delivery of the Certificates under the Basic Agreement and the Trust Supplements. Shearman & Sterling from time to time provides legal services to Continental.

                                    EXPERTS

    The consolidated financial statements (including financial statement schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, incorporated by reference in the Prospectus accompanying this Prospectus Supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon. Such consolidated financial statements are incorporated therein in reliance upon such reports of Ernst & Young LLP pertaining to such consolidated financial statements given upon the authority of such firm as experts in accounting and auditing.

    The references to AVMARK, MBA and SH&E, and to their respective appraisal reports, dated as of August 29, August 28 and September 4, 1997, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                           APPENDIX I--INDEX OF TERMS

                                                     PAGE
                                                ---------
Adjusted Expected Distributions...............       S-16
Administration Expenses.......................       S-56
Aggregate LTV Collateral Amount...............       S-17
Air Partners..................................       S-29
Aircraft......................................        S-1
AMI...........................................       S-26
APB 15........................................       S-23
Appraised Current Market Value................       S-18
Appraisers....................................        S-4
Assumed Aggregate Aircraft Value..............        S-4
Assumed Aircraft Value........................       S-63
Average Life Date.............................       S-62
average yield.................................       S-30
AVMARK........................................        S-4
Basic Agreement...............................        S-1
Boeing........................................       S-25
Business Day..................................       S-42
Cash Collateral Account.......................       S-13
CDG...........................................       S-38
Cede..........................................       S-49
Certificate Account...........................       S-41
Certificate Owner.............................       S-49
Certificateholders............................        S-8
Certificates..................................        S-1
City..........................................       S-27
Class A Certificates..........................        S-7
Class A Trust.................................        S-1
Class A Trustee...............................       S-18
Class B Certificates..........................        S-7
Class B Trust.................................        S-1
Class B Trustee...............................       S-18
Class C Certificates..........................        S-7
Class C Trust.................................        S-1
Class C Trustee...............................       S-18
Class Exemptions..............................       S-77
CMI...........................................       S-35
Code..........................................       S-20
Commission....................................       S-39
Company.......................................        S-1
Continental...................................        S-1
Controlling Party.............................       S-18
Convention....................................       S-69
Credit Facility...............................       S-26
Current Distribution Date.....................       S-15
default.......................................       S-45
Delayed Delivery Notes........................       S-11
disqualified persons..........................       S-77
Distribution Date.............................       S-15

                                                     PAGE
                                                ---------
Downgrade Drawing.............................       S-13
DTC...........................................       S-49
DTC Participants..............................       S-49
EPS...........................................       S-23
Equipment.....................................       S-67
Equipment Notes...............................        S-1
Equity Guarantor..............................       S-33
Equity Guaranty...............................       S-33
ERISA.........................................       S-20
ERISA Plans...................................       S-76
Event of Loss.................................       S-72
Expected Distributions........................       S-15
Express.......................................       S-35
FAA...........................................       S-30
Facility......................................       S-27
Final Distributions...........................       S-19
Final Drawing.................................       S-14
Final Maturity Date...........................       S-41
financial institution.........................       S-76
Gulfstream....................................       S-36
H.15(519).....................................       S-62
IAH Bonds.....................................       S-27
Indenture.....................................        S-7
Indenture Default.............................       S-44
in-service date...............................        S-4
Intercreditor Agreement.......................       S-14
Interest Drawings.............................       S-12
IRS...........................................       S-74
Issuance Date.................................        S-4
Lease.........................................        S-1
Lease Event of Default........................       S-44
Lease Payment Date............................       S-60
Liquidity Event of Default....................       S-53
Liquidity Expenses............................       S-55
Liquidity Facility............................       S-12
Liquidity Obligations.........................       S-12
Liquidity Provider............................        S-7
Loan Trustee..................................        S-7
LTV Appraisal.................................       S-18
LTV Collateral Amount.........................       S-17
LTV Ratio.....................................       S-18
LTVs..........................................        S-4
Make-Whole Premium............................       S-61
Maximum Available Commitment..................       S-12
MBA...........................................        S-4
Minimum Sale Price............................       S-20
Moody's.......................................       S-20
most recent H.15(519).........................       S-62

                                                     PAGE
                                                ---------
NOLs..........................................       S-28
Non-Extension Drawing.........................       S-14
Non-Performing Equipment Notes................       S-16
Non-U.S. Certificateholder....................       S-75
Offering......................................        S-7
Owner Participant.............................       S-60
Owner Trustee.................................        S-1
Participation Agreement.......................        S-7
parties in interest...........................       S-77
Pass Through Trust Agreements.................        S-1
Performing Equipment Note.....................       S-13
Plan Asset Regulation.........................       S-77
Plans.........................................       S-77
Pool Balance..................................       S-42
Pool Factor...................................       S-42
Premium Termination Date......................       S-10
PTC Event of Default..........................        S-8
Rating Agencies...............................       S-20
Regular Distribution Dates....................       S-41
Remaining Weighted Average Life...............       S-62
Replacement Facility..........................       S-51
Required Amount...............................       S-12
Rolls-Royce...................................       S-33
Scheduled Payments............................       S-40
Section 1110 Period...........................       S-13
Section 382...................................       S-29
Series A 12% Preferred........................       S-28
Series A Equipment Notes......................        S-1
Series B Equipment Notes......................        S-1
Series C Equipment Notes......................        S-1
SFAS 128......................................       S-23
SH&E..........................................        S-4
                                                     PAGE
                                                ---------
Shortfall Amounts.............................       S-75
SOP 90-7......................................       S-25
Special Distribution Date.....................       S-41
Special Payment...............................       S-41
Special Payments Account......................       S-41
Standard & Poor's.............................       S-20
Stated Interest Rates.........................       S-12
Subordinated Certificateholders...............       S-75
Subordinated Certificates.....................       S-75
Subordinated Trusts...........................       S-75
Subordination Agent...........................        S-7
T+9...........................................       S-79
Tax Counsel...................................       S-74
Teamsters.....................................       S-28
Termination Notice............................       S-53
Threshold Rating..............................       S-51
ticket tax....................................       S-30
Transportation Code...........................       S-46
Treasury Yield................................       S-62
Triggering Event..............................        S-9
Trust Indenture Act...........................       S-47
Trust Property................................        S-7
Trust Supplement..............................        S-1
Trustee.......................................        S-1
Trusts........................................        S-1
U.S. Certificateholders.......................       S-74
U.S. Persons..................................       S-74
UMDA..........................................       S-26
Underwriter Exemption.........................       S-78
Underwriters..................................       S-79
Underwriting Agreement........................       S-79

                                                APPENDIX II -- APPRAISAL LETTERS

                           [Letterhead of AVMARK INC.]

                                                                  August 29,1997

Gary Spulak
Embraer S.A.
Empresa Brasileira de Aeronautica S.A.
276 South West 34th Street
Fort Lauderdale, FL 33315

      As requested by Patrick Kaufer of Morgan Stanley & Co., Inc., AVMARK has determined that the nine EMB-145ER regional jets equipped with Rolls-Royce Allison AE3007A engines have a base value of US $14,500,000. It is our understanding that these aircraft will be used by Continental Airlines. Their serial numbers and delivery dates are as follows:

        Serial Number    Delivery Date     Serial Number     Delivery Date

           145.004         Dec. 1996          145.011          Apr. 1997
           145.005         Dec. 1996          145.013          Apr. 1997
           145.006         Jan. 1997          145.015          May 1997
           145.007         Jan. 1997          145.018          Jul. 1997
           145.009         Feb. 1997

      THE DEFINITIONS, TERMS AND LIMITATIONS SET FORTH IN EXHIBIT A ARE EXPRESSLY MADE A PART OF THIS APPRAISAL.

    Sincerely,


    /s/ Robert C. Miers

    Robert C. Miers
    Director of Appraisals

cc: Patrick Kaufer, Morgan Stanley

EXHIBIT A

Definitions, Terms, and Limitations Relating To This Report

      AVMARK, Inc. ("AVMARK") defines "Base Value" as that of the oldest aircraft of type manufactured (i.e. first date of manufacture).

      The base values are based upon AVMARK's knowledge of the industry and use of certain estimates, assumptions or definitions, some of which are more fully described in the attached letter. BASE VALUE SHOULD NOT BE UTILIZED OUTSIDE THE CONTEXT OF, OR WITHOUT KNOWLEDGE OF THOSE ESTIMATES, ASSUMPTIONS OR DEFINITIONS.

      The report reflects AVMARK's expert opinion and best judgment based on the information available to it at time of preparation. The appraisal report was prepared by AVMARK for the account of Embraer S.A. and Morgan Stanley. AVMARK does not have, and does not expect to have, any financial interest in the appraised property, nor is AVMARK privy to any effort to induce a financial transaction, including solicitation of loans or other investments on the basis of this report.

      AVMARK accepts no responsibility for damages, if any, suffered by any third party as a result of decisions made or actions taken based on this report.

      This appraisal was prepared for the use of Embraer S.A. and Morgan Stanley and, as such, is entitled to confidential treatment by AVMARK, Inc., and will not be provided to other parties without the express consent of Embraer S.A. and Morgan Stanley.

                 (This page has been left blank intentionally.)

                      [Letterhead of MORTEN BEYER & AGNEW]

                                 August 28, 1997

Mr. Gary Spulak
EMBRAER S.A.
Empresa Brasileira de Aeronautica S.A.
276 South West 34th Street
Fort Lauderdale, FL 33315

CC: Mr. Patrick Kaufer - MORGAN STANLEY

Dear Mr. Spulak:

      Pursuant to your request, Morten Beyer and Agnew (MBA) has set forth its opinion regarding the value of nine EMB-145ER regional jetliners being operated by Continental Airlines. It is MBA's opinion that the aggregate Base Values of the subject aircraft, as more fully described herein, is $130,920,000.00.

      There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Traders (ISTAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc.. ISTAT has also established standards for appraisal practice and a code of ethics for those members who want to be certified by the Society as appraisers. To attain certification members must meet rigid educational and experience requirements and must successfully complete written examinations. Both Morten Beyer and Robert Minnich of MBA are ISTAT Certified Senior Appraisers.

      ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for case or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value (FMV) is synonymous to Market Value and Current Fair Market Value is synonymous with Current Market Value because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

      Base Value contains the same elements as MV, but the market conditions are always assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. Base Value is founded in the historical trend of values and is generally used to analyze historic values or to project future values.

      The values set forth herein are Base Values. Base Values are provided for each aircraft, identified by assigned manufacturer's serial numbers and FAA registration numbers.

      In preparing this report, MBA did not inspect the aircraft or their historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to determine the Base Value of an aircraft. The principal assumptions are as follows:

      1.    The aircraft is in good overall condition.

      2. The overhaul status of the airframe and engines are as represented and set forth herein.

      3. The historical maintenance documentation has been maintained to acceptable standards.

      4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

      5.    The aircraft is in a standard-use configuration.

      6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

      7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

      8.    Its utilization is comparable to the average of its type.

      9.    There is no damage history.

      10. The aircraft is not encumbered by any attached lease, tax benefit recapture or other extraneous factor.

      Based on the information set forth in this report the Base Values of the subject aircraft, as of the date of this report, are as follows:

                                    EMB-145ER
                                    (000,000)

Serial               Current                 Delivery                  Base
Number            Registration                   Date                 Value
--------------------------------------------------------------------------------
145.004              N14925            December, 1996          $ 14,470,000.00
145.005              N15926            December, 1996            14,470,000.00
145.006              N16927             January, 1997            14,500,000.00
145.007              N17928             January, 1997            14,500,000.00
145.009              N13929            February, 1997            14,530,000.00
145.011              N14930               April, 1997            14,590,000.00
145.013              N14931               April, 1997            14,590,000.00
145.015              N15932                 May, 1997            14,620,000.00
145.018              N14933                July, 1997            14,650,000.00
                                                               ---------------
                                                TOTAL          $130,920,000.00
                                                               ===============

      The major markets for regional jetliners are the US and Europe. Both are in a major upswing right now and therefore it is a prime time to launch a new aircraft of this type.

      The only competitor to the EMB, class-wise, is the Canadair RJ. Admittedly, this aircraft has a 5 year market lead, but competition like the EMB-145ER is needed and will ultimately strengthen this class of aircraft in the markets they serve.

      Embraer entered the air transport market with its ubiquitous, unpressurized EMB-110 "Bandit", and built upwards of 500 between 1972 and 1986. The company then turned to the highspeed 30-seater, the EMB-120 "Brasilia", with over 300 built and two dozen still on order, making it one of the most popular of the mid-sized turboprops supporting the burgeoning commuter/regional industry. The Bandits were especially popular in the USA, largely superseding the troublesome Metro II and IIIs. The EMB-120 also cut a wide swath through the American market, constituting about rds of total production and being the backbone of Atlantic Southeast, COMAIR and Continental Express' fleets.

      MBA believes Embraer will achieve success similar to that of their earlier models with this new aircraft.

      The current status (as of 5-9-97) of the -145 order book is 65 firm orders and 194 options for US, European and Brazilian customers.

COVENANTS

      This report has been prepared for the exclusive use of EMBRAER S.A. and MORGAN STANLEY, and shall not be provided to other parties by MBA without the express consent of these parties.

      MBA certifies that this report has been prepared independently and that it fully and accurately represents MBA's opinion, as of the date of this report, of the Base Value of the subject aircraft. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject aircraft.

      This report represents the opinion of MBA and is intended to be advisory only in nature.

      Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by EMBRAER or MORGAN STANLEY or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                   Sincerely,


                                   /s/ Morten S. Beyer

                                   Morten S. Beyer
                                   Chairman & CEO
                                   ISTAT Certified Senior Appraiser

                             A Desk Top Appraisal Of

                        NINE EMBRAER EMB-145 ER AIRCRAFT

                                  Prepared for

                    EMPRESA BRASILEIRA DE AERONAUTICA, S.A.

                                   Prepared by

                                      SH&E
                                 90 Park Avenue
                             New York New York 10016

                                September 4, 1997

                               TABLE OF CONTENTS

1.    INTRODUCTION ...........................................................2

2.    DETERMINATION & ASSUMPTIONS ............................................2

      2.1   Determination ....................................................2
      2.2   Assumptions ......................................................3

3.    VALUE DETERMINATION ....................................................4

      3.1   Methodology Summary ..............................................4
      3.2   Base Value .......................................................5

4.    LIMITATIONS ............................................................6

1.    INTRODUCTION

      Empresa Brasileira de Aeronautica S.A. ("Embraer") has retained Simat, Hielliesen & Eichner, Inc. ("SH&E") to furnish an opinion as to the Base Value ("BV") of nine (9) Embraer EMB145ER passenger aircraft (the "Subject Aircraft") all of which have been delivered to Continental Express Airlines.

2.    DETERMINATIONS & ASSUMPTIONS

      2.1   Determination

      SH&E has determined the following half-life values for the Subject
Aircraft:

--------------------------------------------------------------------------------
 AIRCRAFT    SERIAL #    REG. #    DELIVERY DATE      IN-SERVICE      BASE VALUE
   TYPE                                                  DATE           ($MIL)
--------------------------------------------------------------------------------
EMB-145ER    145.004     N14925    December, 1996     April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.005     N15926    December, 1996     April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.006     N16927    January, 1997      April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.007     N17928    January, 1997      April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.009     N13929    February, 1997     April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.011     N14930    April, 1997        April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.013     N14931    April, 1997        April, 1997       $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.015     N15932    May, 1997          May, 1997         $15.14
--------------------------------------------------------------------------------
EMB-145ER    145.018     N14933    July, 1997         August, 1997      $15.14
--------------------------------------------------------------------------------

      2.2   Assumptions

o     SH&E has not performed a physical inspection of the Subject Aircraft.

o SH&E's values assume the Subject Aircraft meet or will meet all specifications and performance capabilities for standard delivered aircraft.

o SH&E assumed that the Subject Aircraft are in full compliance with all Airworthiness Directives and Service Bulletins.

o Recognizing the fact that Embraer is also now offering a Long Range ("LR") version, SH&E assumed that at least a total of 100 EMB145ER aircraft will be delivered over the course of the next ten years.

o SH&E is aware that the Aircraft, as originally delivered to Continental Express, failed to meet certain design performance criteria. SH&E has been assured by the President of Continental Express that a number of post-delivery modifications, to both the aircraft and to the FAA-approved Airplane Flight Manual, now have all aircraft in full compliance with the purchase contract performance guarantees.

3.    VALUE DETERMINATION

      3.1   Methodology Summary

      SH&E has studied many aircraft transactions over the past 30 years. This list includes a wide variety of turbojet, turbofan, turboprop and propeller-powered two, three and four-engined transports. Modes studied have covered many types, including: Boeing 707, 727, 737, 747, 757,767 and 777 aircraft; McDonnell Douglas DC-8, DC-9, MD-80, MD-90, DC-10 and MD-11; Airbus A300, A310, A320, A330 and A340 models; Lockheed L-1011; Embraer EMB 120 and 145 models; Canadair Regional Jet and Avro/A(I)R Regional Jets aircraft; and various turboprop models, including most major commuter aircraft.

      The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an asset whose major components have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the asset's maintenance status relative to next overhaul. In most cases, the Base Value of an asset assumes its physical condition is average and its maintenance time status is at mid-life (or, benefiting from an above-average maintenance status if it is new, or nearly new, as the case may be).

      In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

      SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, availability trends, technological aspects, environmental constraints and maintenance requirements.

      3.2   Base Value

      The Base Value is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, assuming full consideration of its "highest and best use." An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm"-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

      Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

      The Base Value of each asset is derived from SH&E's valuation models. The SH&E models provide trend lines derived from known transactions, econometric factors affecting asset values, and economic life estimates. Because it is related to long-term market trends, the Base Value definition is normally applied to analyses of historical values and projections of residual values.

4.    LIMITATIONS

      SH&E used information supplied by Continental Express, Embraer, and Morgan Stanley together with in-house data accumulated through other recent studies of aircraft transactions.

      SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above, are detailed explicitly or implicitly elsewhere in this report, may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially should any of the above assumptions prove to be inaccurate.

      The opinions expressed herein are not given for, or as inducement or endorsement for, any financial transaction. They are prepared for the exclusive use of the addressee. The report is not to be furnished to any third party without written permission of SH&E. SH&E accepts no responsibility for damages, if any, that result from decisions made or actions taken based on this report.

      This report does not address ownership of, nor title to, the appraised property and reflects SH&E's expert opinion and best judgement based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

                                       For SH&E:


                                       By: /s/ Clive C. Medland
                                           ------------------------
                                           Clive C. Medland
                                           Vice President
                                           Certified Appraiser
                                           International Society of
                                           Transport Aircraft Trading

                             AIRCRAFT SPECIFICATIONS

--------------------------------------------------------------------------------
        AIRCRAFT TYPE                                   EMBRAER EMB-145ER
--------------------------------------------------------------------------------
Engine Type                                        Two Allison AE3007A Turbofans
--------------------------------------------------------------------------------
Approximate Range                                            1,900 nm
--------------------------------------------------------------------------------
Maximum Ramp Weight                                         42,635 lbs.
--------------------------------------------------------------------------------
Maximum Takeoff Weight                                      45,415 lbs.
--------------------------------------------------------------------------------
Maximum Landing Weight                                      41,226 lbs.
--------------------------------------------------------------------------------
Maximum Zero Fuel Weight                                    37,699 lbs.
--------------------------------------------------------------------------------
Operating Weight Empty                                      25,573 lbs.
--------------------------------------------------------------------------------
Maximum Structural Payload                                  12,125 lbs.
--------------------------------------------------------------------------------
Maximum Usable Fuel                                        1,385 US gal.
--------------------------------------------------------------------------------

            APPENDIX III--EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE

                                                                SERIES A

                                                      AIRCRAFT REGISTRATION NUMBER
                   -----------------------------------------------------------------------------------------------------------
     REGULAR
DISTRIBUTION DATES   N14925      N15926      N16927      N17928      N13929      N14930      N14931      N15932      N14933
------------------ ----------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
December 24,
 1997............. $ 61,322.00 $ 61,322.00 $ 61,322.00 $      0.00 $      0.00 $ 82,859.00 $ 82,859.00 $ 82,859.00 $ 82,859.00
March 24, 1998....        0.00        0.00        0.00  125,369.00  125,369.00   43,163.00   43,163.00   43,163.00   43,163.00
June 24, 1998.....   14,833.00   14,833.00   14,833.00      631.00      631.00        0.00        0.00        0.00        0.00
September 24,
 1998.............   49,867.00   49,867.00   49,867.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 1998.............   78,505.00   78,505.00   78,505.00        0.00        0.00   82,836.00   82,836.00   82,836.00   82,836.00
March 24, 1999....        0.00        0.00        0.00        0.00        0.00   43,163.00   43,163.00   43,163.00   43,163.00
June 24, 1999.....   15,747.00   15,747.00   15,747.00  126,000.00  126,000.00        0.00        0.00        0.00        0.00
September 24,
 1999.............   57,683.00   57,683.00   57,683.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 1999.............  115,793.00  115,793.00  115,793.00        0.00        0.00  121,038.00  121,038.00  121,038.00  121,038.00
March 24, 2000....        0.00        0.00        0.00        0.00        0.00   87,128.00   87,128.00   87,128.00   87,128.00
June 24, 2000.....        0.00        0.00        0.00  126,000.00  126,000.00   30,747.00   30,747.00   30,747.00   30,747.00
September 24,
 2000.............   64,886.00   64,886.00   64,886.00        0.00        0.00   15,609.00   15,609.00   15,609.00   15,609.00
December 24,
 2000.............  124,338.00  124,338.00  124,338.00        0.00        0.00  133,136.00  133,136.00  133,136.00  133,136.00
March 24, 2001....        0.00        0.00        0.00        0.00        0.00   32,152.00   32,152.00   32,152.00   32,152.00
June 24, 2001.....        0.00        0.00        0.00  126,000.00  126,000.00        0.00        0.00        0.00        0.00
September 24,
 2001.............   55,712.00   55,712.00   55,712.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 2001.............  133,512.00  133,512.00  133,512.00        0.00        0.00   93,847.00   93,847.00   93,847.00   93,847.00
March 24, 2002....        0.00        0.00        0.00        0.00        0.00   32,152.00   32,152.00   32,152.00   32,152.00
June 24, 2002.....        0.00        0.00        0.00  126,000.00  126,000.00        0.00        0.00        0.00        0.00
September 24,
 2002.............   45,863.00   45,863.00   45,863.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 2002.............  143,361.00  143,361.00  143,361.00        0.00        0.00   93,847.00   93,847.00   93,847.00   93,847.00
March 24, 2003....        0.00        0.00        0.00        0.00        0.00   32,152.00   32,152.00   32,152.00   32,152.00
June 24, 2003.....        0.00        0.00        0.00  126,000.00  126,000.00        0.00        0.00        0.00        0.00
September 24,
 2003.............   35,290.00   35,290.00   35,290.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 2003.............  153,934.00  153,934.00  153,934.00        0.00        0.00   93,847.00   93,847.00   93,847.00   93,847.00
March 24, 2004....        0.00        0.00        0.00        0.00        0.00   32,152.00   32,152.00   32,152.00   32,152.00
June 24, 2004.....        0.00        0.00        0.00  126,000.00  126,000.00        0.00        0.00        0.00        0.00
September 24,
 2004.............   23,938.00   23,938.00   23,938.00        0.00        0.00        0.00        0.00        0.00        0.00
December 24,
 2004.............  165,286.00  165,286.00  165,286.00   19,073.00   19,073.00  116,403.00  116,403.00  116,403.00  116,403.00
March 24, 2005....        0.00        0.00        0.00   51,427.00   51,427.00    9,596.00    9,596.00    9,596.00    9,596.00
June 24, 2005.....        0.00        0.00        0.00   55,501.00   55,501.00        0.00        0.00        0.00        0.00
September 24,
 2005.............   13,807.00   13,807.00   13,807.00        0.00        0.00   57,042.00   57,042.00   57,042.00   57,042.00
December 24,
 2005.............  175,417.00  175,417.00  175,417.00   19,073.00   19,073.00  123,760.00  123,760.00  123,760.00  123,760.00
March 24, 2006....        0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
June 24, 2006.....        0.00        0.00        0.00  106,927.00  106,927.00        0.00        0.00        0.00        0.00
September 24,
 2006.............    1,008.00    1,008.00    1,008.00        0.00        0.00   14,641.00   14,641.00   14,641.00   14,641.00
December 24,
 2006.............  188,216.00  188,216.00  188,216.00   19,073.00   19,073.00  175,758.00  175,758.00  175,758.00  175,758.00
March 24, 2007....        0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
June 24, 2007.....        0.00        0.00        0.00  106,927.00  106,927.00        0.00        0.00        0.00        0.00
September 24,
 2007.............    7,331.00    7,331.00    7,331.00  215,718.00  215,718.00        0.00        0.00        0.00        0.00
December 24,
 2007.............  197,486.00  197,486.00  197,486.00  219,579.00  219,579.00  206,089.00  206,089.00  206,089.00  206,089.00
March 24, 2008....        0.00        0.00        0.00  223,509.00  223,509.00   74,151.00   74,151.00   74,151.00   74,151.00
June 24, 2008.....        0.00        0.00        0.00  227,510.00  227,510.00   63,132.00   63,132.00   63,132.00   63,132.00
September 24,
 2008.............  157,646.00  157,646.00  157,646.00  231,583.00  231,583.00  139,280.00  139,280.00  139,280.00  139,280.00
December 24,
 2008.............  203,881.00  203,881.00  203,881.00  235,728.00  235,728.00  151,569.00  151,569.00  151,569.00  151,569.00
March 24, 2009....  207,553.00  207,553.00  207,553.00  239,948.00  239,948.00  218,147.00  218,147.00  218,147.00  218,147.00
June 24, 2009.....  211,290.00  211,290.00  211,290.00  244,243.00  244,243.00  222,075.00  222,075.00  222,075.00  222,075.00
September 24,
 2009.............  215,095.00  215,095.00  215,095.00  248,615.00  248,615.00  226,074.00  226,074.00  226,074.00  226,074.00
December 24,
 2009.............  218,968.00  218,968.00  218,968.00  253,065.00  253,065.00  230,145.00  230,145.00  230,145.00  230,145.00
March 24, 2010....  222,911.00  222,911.00  222,911.00  257,595.00  257,595.00  234,289.00  234,289.00  234,289.00  234,289.00
June 24, 2010.....  226,925.00  226,925.00  226,925.00  262,206.00  262,206.00  238,508.00  238,508.00  238,508.00  238,508.00
September 24,
 2010.............  231,012.00  231,012.00  231,012.00  266,899.00  266,899.00  242,803.00  242,803.00  242,803.00  242,803.00
December 24,
 2010.............  235,172.00  235,172.00  235,172.00  271,676.00  271,676.00  247,175.00  247,175.00  247,175.00  247,175.00
March 24, 2011....  239,407.00  239,407.00  239,407.00  276,540.00  276,540.00  251,626.00  251,626.00  251,626.00  251,626.00
June 24, 2011.....  243,718.00  243,718.00  243,718.00  281,490.00  281,490.00  256,157.00  256,157.00  256,157.00  256,157.00
September 24,
 2011.............  248,106.00  248,106.00  248,106.00  198,165.00  198,165.00  260,770.00  260,770.00  260,770.00  260,770.00
December 24,
 2011.............  252,574.00  252,574.00  252,574.00        0.00        0.00  265,466.00  265,466.00  265,466.00  265,466.00
March 24, 2012....  257,122.00  257,122.00  257,122.00  125,930.00  125,930.00  270,246.00  270,246.00  270,246.00  270,246.00
June 24, 2012.....  261,752.00  261,752.00  261,752.00        0.00        0.00  275,113.00  275,113.00  275,113.00  275,113.00
September 24,
 2012.............  266,466.00  266,466.00  266,466.00        0.00        0.00  280,067.00  280,067.00  280,067.00  280,067.00
December 24,
 2012.............  271,264.00  271,264.00  271,264.00        0.00        0.00  233,090.00  233,090.00  233,090.00  233,090.00
March 24, 2013....  182,003.00  182,003.00  182,003.00        0.00        0.00        0.00        0.00        0.00        0.00

                                     III-1

                                                                SERIES B

                                                      AIRCRAFT REGISTRATION NUMBER
                   --------------------------------------------------------------------------------------------------
     REGULAR
DISTRIBUTION DATES   N14925     N15926     N16927     N17928     N13929     N14930     N14931     N15932     N14933
------------------ ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
December 24,
 1997.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 1998....       0.00       0.00       0.00       0.00       0.00  20,784.00  20,784.00  20,784.00  20,784.00
June 24, 1998.....  69,945.00  69,945.00  69,945.00  29,395.00  29,395.00       0.00       0.00       0.00       0.00
September 24,
 1998.............  56,064.00  56,064.00  56,064.00       0.00       0.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 1998.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 1999....       0.00       0.00       0.00  21,163.00  21,163.00  20,772.00  20,772.00  20,772.00  20,772.00
June 24, 1999.....  69,935.00  69,935.00  69,935.00   8,231.00   8,231.00       0.00       0.00       0.00       0.00
September 24,
 1999.............  56,064.00  56,064.00  56,064.00       0.00       0.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 1999.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 2000....       0.00       0.00       0.00  14,534.00  14,534.00  20,772.00  20,772.00  20,772.00  20,772.00
June 24, 2000.....  69,935.00  69,935.00  69,935.00  14,861.00  14,861.00       0.00       0.00       0.00       0.00
September 24,
 2000.............  56,064.00  56,064.00  56,064.00       0.00       0.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 2000.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 2001....       0.00       0.00       0.00   7,905.00   7,905.00  20,772.00  20,772.00  20,772.00  20,772.00
June 24, 2001.....  69,935.00  69,935.00  69,935.00  21,490.00  21,490.00       0.00       0.00       0.00       0.00
September 24,
 2001.............  56,064.00  56,064.00  56,064.00       0.00       0.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 2001.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 2002....       0.00       0.00       0.00   1,276.00   1,276.00  20,772.00  20,772.00  20,772.00  20,772.00
June 24, 2002.....  69,935.00  69,935.00  69,935.00  28,119.00  28,119.00       0.00       0.00       0.00       0.00
September 24,
 2002.............  56,064.00  56,064.00  56,064.00       0.00       0.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 2002.............       0.00       0.00       0.00  96,605.00  96,605.00       0.00       0.00       0.00       0.00
March 24, 2003....       0.00       0.00       0.00       0.00       0.00  20,772.00  20,772.00  20,772.00  20,772.00
June 24, 2003.....  69,935.00  69,935.00  69,935.00  29,395.00  29,395.00       0.00       0.00       0.00       0.00
September 24,
 2003.............  56,064.00  56,064.00  56,064.00  32,857.00  32,857.00 105,227.00 105,227.00 105,227.00 105,227.00
December 24,
 2003.............       0.00       0.00       0.00 171,367.00 171,367.00       0.00       0.00       0.00       0.00
March 24, 2004....       0.00       0.00       0.00  40,371.00  40,371.00  49,482.00  49,482.00  49,482.00  49,482.00
June 24, 2004.....  69,935.00  69,935.00  69,935.00  24,213.00  24,213.00 170,780.00 170,780.00 170,780.00 170,780.00
September 24,
 2004.............  56,064.00  56,064.00  56,064.00 162,280.00 162,280.00  47,846.00  47,846.00  47,846.00  47,846.00
December 24,
 2004.............       0.00       0.00       0.00 146,144.00 146,144.00  60,559.00  60,559.00  60,559.00  60,559.00
March 24, 2005....  34,336.00  34,336.00  34,336.00       0.00       0.00 170,549.00 170,549.00 170,549.00 170,549.00
June 24, 2005..... 116,537.00 116,537.00 116,537.00       0.00       0.00 100,459.00 100,459.00 100,459.00 100,459.00
September 24,
 2005............. 100,124.00 100,124.00 100,124.00 119,697.00 119,697.00  64,531.00  64,531.00  64,531.00  64,531.00
December 24,
 2005.............       0.00       0.00       0.00 102,929.00 102,929.00       0.00       0.00       0.00       0.00
March 24, 2006.... 170,349.00 170,349.00 170,349.00 186,571.00 186,571.00 189,600.00 189,600.00 189,600.00 189,600.00
June 24, 2006..... 181,634.00 181,634.00 181,634.00  74,639.00  74,639.00  58,054.00  58,054.00  58,054.00  58,054.00
September 24,
 2006............. 183,888.00 183,888.00 183,888.00 200,973.00 200,973.00 112,558.00 112,558.00 112,558.00 112,558.00
December 24,
 2006.............       0.00       0.00       0.00 185,488.00 185,488.00       0.00       0.00       0.00       0.00
March 24, 2007.... 191,606.00 191,606.00 191,606.00 208,213.00 208,213.00 199,497.00 199,497.00 199,497.00 199,497.00
June 24, 2007..... 128,523.00 128,523.00 128,523.00 104,259.00 104,259.00 203,079.00 203,079.00 203,079.00 203,079.00

                                     III-2

                                                                SERIES C

                                                      AIRCRAFT REGISTRATION NUMBER
                   --------------------------------------------------------------------------------------------------
     REGULAR
DISTRIBUTION DATES   N14925     N15926     N16927     N17928     N13929     N14930     N14931     N15932     N14933
------------------ ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
December 24,
 1997.............  41,084.00  41,084.00  41,084.00  28,413.00  28,413.00       0.00       0.00       0.00       0.00
March 24, 1998.... 102,232.00 102,232.00 102,232.00       0.00       0.00  18,327.00  18,327.00  18,327.00  18,327.00
June 24, 1998.....  19,294.00  19,294.00  19,294.00  97,587.00  97,587.00  97,735.00  97,735.00  97,735.00  97,735.00
September 24,
 1998.............       0.00       0.00       0.00       0.00       0.00   9,950.00   9,950.00   9,950.00   9,950.00
December 24,
 1998.............  29,331.00  29,331.00  29,331.00  28,413.00  28,413.00       0.00       0.00       0.00       0.00
March 24, 1999.... 109,775.00 109,775.00 109,775.00  97,587.00  97,587.00  18,313.00  18,313.00  18,313.00  18,313.00
June 24, 1999.....  26,058.00  26,058.00  26,058.00       0.00       0.00  97,735.00  97,735.00  97,735.00  97,735.00
September 24,
 1999.............       0.00       0.00       0.00       0.00       0.00   9,950.00   9,950.00   9,950.00   9,950.00
December 24,
 1999.............       0.00       0.00       0.00  28,413.00  28,413.00       0.00       0.00       0.00       0.00
March 24, 2000.... 117,878.00 117,878.00 117,878.00  97,587.00  97,587.00  18,313.00  18,313.00  18,313.00  18,313.00
June 24, 2000.....  50,054.00  50,054.00  50,054.00       0.00       0.00  97,735.00  97,735.00  97,735.00  97,735.00
September 24,
 2000.............   1,191.00   1,191.00   1,191.00       0.00       0.00   9,950.00   9,950.00   9,950.00   9,950.00
December 24,
 2000.............       0.00       0.00       0.00  28,413.00  28,413.00       0.00       0.00       0.00       0.00
March 24, 2001.... 126,577.00 126,577.00 126,577.00  97,587.00  97,587.00  82,609.00  82,609.00  82,609.00  82,609.00
June 24, 2001.....  58,908.00  58,908.00  58,908.00       0.00       0.00 137,965.00 137,965.00 137,965.00 137,965.00
September 24,
 2001.............  19,378.00  19,378.00  19,378.00       0.00       0.00  35,208.00  35,208.00  35,208.00  35,208.00
December 24,
 2001.............       0.00       0.00       0.00  28,413.00  28,413.00  49,109.00  49,109.00  49,109.00  49,109.00
March 24, 2002.... 135,916.00 135,916.00 135,916.00  97,587.00  97,587.00  92,601.00  92,601.00  92,601.00  92,601.00
June 24, 2002.....  68,415.00  68,415.00  68,415.00       0.00       0.00 148,136.00 148,136.00 148,136.00 148,136.00
September 24,
 2002.............  38,903.00  38,903.00  38,903.00 156,877.00 156,877.00  45,561.00  45,561.00  45,561.00  45,561.00
December 24,
 2002.............       0.00       0.00       0.00  63,064.00  63,064.00  59,647.00  59,647.00  59,647.00  59,647.00
March 24, 2003.... 145,942.00 145,942.00 145,942.00 162,516.00 162,516.00 103,328.00 103,328.00 103,328.00 103,328.00
June 24, 2003.....  78,620.00  78,620.00  78,620.00  10,015.00  10,015.00 159,056.00 159,056.00 159,056.00 159,056.00
September 24,
 2003.............  59,865.00  59,865.00  59,865.00 135,511.00 135,511.00  56,676.00  56,676.00  56,676.00  56,676.00
December 24,
 2003.............       0.00       0.00       0.00       0.00       0.00  70,961.00  70,961.00  70,961.00  70,961.00
March 24, 2004.... 156,706.00 156,706.00 156,706.00 126,000.00 126,000.00  86,135.00  86,135.00  86,135.00  86,135.00
June 24, 2004.....  89,577.00  89,577.00  89,577.00       0.00       0.00       0.00       0.00       0.00       0.00
September 24,
 2004.............  82,370.00  82,370.00  82,370.00       0.00       0.00 126,000.00 126,000.00 126,000.00 126,000.00
December 24,
 2004.............       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
March 24, 2005.... 133,926.00 133,926.00 133,926.00 125,017.00 125,017.00       0.00       0.00       0.00       0.00

                                     III-3

                                     [LOGO]